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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
YUM! BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213

March 27, 2003

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2003 Annual Meeting of Shareholders of YUM! Brands, Inc. The meeting will be held on Thursday, May 15, 2003, at 9:00 a.m., local time, in the Yum Conference Center at 1900 Colonel Sanders Lane in Louisville, Kentucky.

At this meeting, you will be asked to:

  (1)
  Elect four directors;

  (2)
  Approve the proposal to amend the Company's 2003 Long Term Incentive Plan;

  (3)
  Ratify the Board's selection of independent auditors to audit our financial statements for 2003;

  (4)
  Vote on three shareholder proposals described in the attached Proxy Statement, if properly presented at the meeting; and

  (5)
  Transact any other business properly brought before the meeting.

The enclosed notice and proxy statement contain details about the business to be conducted at the meeting. You may also read the notice and proxy statement on our web page at www.yum.com/investors/proxy.

To assure that your shares are represented at the meeting, we urge you to mark your choices on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided. We also offer shareholders the opportunity to vote their shares electronically through the internet or by telephone. Please see the proxy statement and the enclosed proxy card for details about electronic voting options. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.

An admission ticket is attached to the accompanying proxy card. Please retain it and bring it with you if you plan to attend the meeting.

Sincerely,

David C. Novak
Chairman of the Board and Chief Executive Officer

YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

Time:	9:00 a.m. on Thursday, May 15, 2003
Place:	Yum! Conference Center 1900 Colonel Sanders Lane Louisville, Kentucky 40213
Items of Business:	(1)	To elect four directors to serve until the 2006 Annual Meeting and until their successors are elected and qualified.
	(2)	To approve the proposal to amend the Company's Long Term Incentive Plan.
	(3)	To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 27, 2003.
	(4)	To consider and vote on three shareholder proposals described in the attached proxy statement, if properly presented at the meeting.
	(5)	To transact such other business as may properly come before the meeting.
Who Can Vote:	You can vote if you were a shareholder of record as of the close of business on March 17, 2003.
Annual Report:	A copy of our 2002 Annual Report is enclosed.
Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about March 28, 2003.
By Order of the Board of Directors

Christian L. Campbell
Secretary

YOUR VOTE IS IMPORTANT

It is important that your shares are represented and voted at the Annual Meeting. Whether or not you plan to attend the meeting, please provide your proxy by marking, dating and signing the enclosed proxy card and returning it promptly in the enclosed envelope. Shareholders also have the option of voting electronically through the internet or by telephone. Please read the accompanying proxy statement and the voting instructions printed on your proxy card for details about electronic voting procedures. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

YUM! BRANDS, INC.
1441 Gardiner Lane
Louisville, Kentucky 40213

PROXY STATEMENT
For Annual Meeting of Shareholders To Be Held On
May 15, 2003

        The Board of Directors (the "Board of Directors" or the "Board") of YUM! Brands, Inc., a North Carolina corporation ("Yum" or the "Company"), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Eastern Daylight Savings Time), on Thursday, May 15, 2003, in the Yum! Conference Center, at 1900 Colonel Sanders Lane, Louisville, Kentucky. This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and most highly paid executive officers.

GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the annual meeting?

        At our annual meeting, shareholders will vote upon several important Company matters. In addition, our management will report on the Company's performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. As a shareholder, you are invited to attend the meeting and are entitled to vote on the items of business described in this proxy statement.

Who may attend the annual meeting?

        All shareholders of record as of March 17, 2003, or their duly appointed proxies, may attend the meeting. Seating is limited and admission is on a first-come, first-served basis. The admission ticket attached to the enclosed proxy card is required for admission to the meeting.

        Please note that if you hold shares in a "street name" (that is, in a brokerage account or through a bank or other nominee), you will need to bring personal identification and a copy of a statement reflecting your share ownership as of March 17, 2003 and check in at the registration desk at the meeting.

What am I voting on?

        You will be voting on the following six items of business at the annual meeting:

  •
  The election of four directors to serve until the 2006 Annual Meeting and until their successors are elected and qualified;

  •
  The approval of the proposal to amend the Company's Long Term Incentive Plan;

  •
  The ratification of KPMG LLP as our independent auditors for the fiscal year ending December 27, 2003;

  •
  The consideration of a shareholder proposal relating to smoke free facilities;

  •
  The consideration of a shareholder proposal relating to the preparation of a sustainability report; and

  •
  The consideration of a shareholder proposal relating to MacBride Principles.

        We will also consider other business that properly comes before the meeting.

Who may vote?

        You may vote if you owned Yum common stock as of the close of business on the record date, March 17, 2003. Each share of Yum common stock is entitled to one vote. As of March 17, 2003, Yum had 292,956,269 shares of common stock outstanding.

How does the Board of Directors recommend that I vote?

        Our Board of Directors recommends that you vote your shares "FOR" each of the nominees named in this proxy statement for election to the Board, "FOR" the proposal to amend the Company's Long Term Incentive Plan, "FOR" the ratification of KPMG LLP as our independent auditors and "AGAINST" the shareholder proposals.

How do I vote before the meeting?

        You have three voting options:

  •
  Through the Internet, which we encourage if you have Internet access, at the address shown below;

  •
  By telephone through the toll-free number shown below; or

  •
  By mail by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement.

        Please note that if you elect to vote through the Internet or by telephone, do not mail back your proxy card. Also, if you hold your shares in the name of a bank or broker, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions on your proxy card carefully.

        If you choose to vote through the Internet, you will be responsible for any costs associated with electronic access, such as usage charges from internet service providers and telephone companies.

        If you are a participant in the Direct Stock Purchase Plan, shares of Yum common stock held in your account may be voted by returning the proxy card. The administrator of this program, as the shareholder of record, may only vote the shares for which it has received directions to vote from participants.

        If you are a participant in Yum's 401(k) Plan, you may use the proxy card to direct the trustee of the 401(k) Plan to vote shares of Yum common stock you beneficially own under the 401(k) Plan. In accordance with the 401(k) Plan terms, if your proxy card for 401(k) Plan shares is not returned, those shares will not be voted.

        For Shares Registered Directly in the Name of the Shareholder.    Shareholders with shares registered directly in their name in the Company's stock records maintained by our transfer agent, EquiServe Trust Company, N.A., may vote their shares:

  •
  by submitting their proxy through the internet at the following address on the World Wide Web: http://www.eproxyvote.com/yum;

  •
  by making a toll-free telephone call from the U.S. or Canada to EquiServe Trust Company, N.A. at 1-877-779-8683 (if you have any questions about how to vote over the phone, call EquiServe at 1-888-439-4986); or

  •
  by mailing their signed proxy card.

Specific instructions to be followed by registered shareholders are set forth on the enclosed proxy card. Proxies submitted through the internet or by telephone through EquiServe as described above must be received by 11:59 p.m., Eastern Daylight Savings Time, on May 14, 2003.

        For Shares Registered in the Name of a Brokerage Firm or Bank.    Shareholders who hold shares in street name may vote by mail by completing, signing and returning the voting instruction form provided by their brokerage firms, banks or other nominees. In addition to voting by mail, a number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and internet voting options (as well as the option to receive future shareholder communications including proxy materials through the internet and not through the mail). This program is different from the program provided by EquiServe for shares registered directly in the name of the shareholder. If your shares are held in an account with a brokerage firm or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or through the internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com). Votes submitted through the internet or by telephone through the ADP Investor Communication Services program must be received by 11:59 p.m., Eastern Daylight Savings Time, on May 14, 2003.

May I vote confidentially?

        Yes. Our policy is to treat all shareholder meeting proxies, ballots and voting tabulations confidentially, if the shareholder has requested confidentiality on the proxy or ballot.

        If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission. The independent election inspectors may at any time inform us whether or not a shareholder has voted.

Can I vote at the meeting?

        Shares registered directly in your name as the shareholder of record may be voted in person at the annual meeting. Shares held in street name may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

        You may change your vote at any time before the polls close at the meeting. You may do this by:

  •
  signing another proxy card with a later date and returning it to us prior to the meeting;

  •
  voting again by telephone or through the Internet prior to 11:59 p.m., Eastern Daylight Savings Time, on May 14, 2003;

  •
  giving written notice to the Secretary of the Company; or

  •
  voting again at the meeting.

        Your attendance at the meeting will not have the effect of revoking a proxy unless you notify our corporate secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

        Representatives of EquiServe Trust Company, N.A. will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

        If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

  •
  FOR the election of each of the nominees for director named in this proxy statement;

  •
  FOR approval of the proposal to amend the Company's Long Term Incentive Plan;

  •
  FOR the ratification of KPMG LLP as our independent auditors for the fiscal year 2003; and

  •
  AGAINST the shareholder proposals.

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is EquiServe Trust Company, N.A., which may be reached at 1-877-439-4986.

Will my shares be voted if I do not provide my proxy?

        Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain "routine" matters.

        The election of directors, the proposal to amend the Long Term Incentive Plan and the proposal to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2003 are considered routine matters for which brokerage firms may vote unvoted shares. The other proposals to be voted on at our meeting are not considered "routine" under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote."

How can I attend the meeting?

        The annual meeting is open to all holders of Yum common stock as of the close of business on March 17, 2003, or their duly appointed proxies. If you are a registered owner and plan to attend the meeting in person, please detach and retain the admission ticket which is attached to your proxy card and return the proxy card with the "Annual Meeting" box marked. If you hold your shares in street name and plan to attend the meeting, you may obtain an admission ticket in advance by sending a written request, with proof of ownership, such as a bank or brokerage firm account statement, to the Company's transfer agent, EquiServe Trust Company, N.A., P.O. Box 43016, Providence, Rhode Island 02940-3016. Admittance to the annual meeting will be based upon availability of seating. Shareholders who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions desk. All shareholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION CARD OR PROOF THAT YOU OWN YUM COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

May shareholders ask questions?

        Yes. Representatives of the Company will answer shareholders' questions of general interest following the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

How many votes must be present to hold the meeting?

        Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of the outstanding shares of Yum common stock, as of March 17, 2003, must be present in person or represented by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to elect directors?

        The four nominees receiving the highest number of "FOR" votes will be elected as directors. This number is called a plurality. You may vote "FOR" all of the nominees or you may "WITHHOLD AUTHORITY" to vote for a particular nominee or nominees, or for all nominees. Unless you mark "WITHHOLD AUTHORITY" to vote for a particular nominee or nominees or for all nominees, your proxy will be voted FOR each of the director nominees named in this proxy statement.

How many votes are needed to approve the other proposals?

        Each of the Company's proposals and the shareholder proposal will be considered separately. The ratification of KPMG LLP as our independent auditors, the request to amend the Long Term Incentive Plan and each shareholder proposal must receive the "FOR" vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. For each of these items, you may vote "FOR", "AGAINST" OR "ABSTAIN". Abstentions will be counted as shares present and entitled to vote at the meeting. Accordingly, abstentions will have the same effect as a vote "AGAINST" the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the meeting.

What if other matters are presented for consideration at the annual meeting?

        As of the date of this Proxy Statement, our management knows of no matters that will be presented for consideration at the meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

BOARD OF DIRECTORS INFORMATION

What is the composition of the board of directors and how often are members elected?

        Our Board of Directors presently consists of 14 directors and is divided into three classes. Two current directors, D. Ronald Daniel and John L. Weinberg, are not standing for reelection. Therefore, after the Annual Meeting, the Board will consist of 12 directors. Each class is elected for a three-year term. The Board of Directors currently consists of Class I directors whose terms expire at the 2004 Annual Meeting, Class II directors whose terms expire at the 2005 Annual Meeting and Class III directors whose terms expire at this Annual Meeting.

How often did the board meet in fiscal 2002?

        The Board of Directors met six times during fiscal 2002. Each Director attended at least 75% of the meetings of the Board and the committees of which he or she was a member (held during the period he or she served as a Director). Mr. Grissom and Ms. Hill joined the Board in 2003.

What are the committees of the board?

        The Board of Directors has standing Audit, Compensation, Executive/Finance and Nominating and Governance Committees. All members of the Audit and Compensation Committees are non-employee directors.

Name of Committee and Members		Functions of the Committee	Number of Meetings in Fiscal 2002

Audit: Sidney Kohl, Chair James Dimon Massimo Ferragamo Robert Holland, Jr. Jackie Trujillo J. David Grissom (joined Committee in January 2003)	• • • •	Possesses sole authority regarding the selection and retention of independent auditors Reviews and has oversight over the Company's internal audit function Reviews and approves the cost and scope of audit and non-audit services provided by the independent auditors Reviews the independence, qualification and performance of the independent auditors	13
	•	Reviews the adequacy of the Company's internal systems of accounting and financial control
	•	Reviews the annual audited financial statements and results of the audit with management and the independent auditors
	•	Reviews the Company's accounting and financial reporting principles and practices including any significant changes
	•	Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and the Company's Worldwide Code of Conduct and Policy on Conflict of Interest
	•	Other functions of the Committee are set forth in the charter attached at Exhibit A

Name of Committee and Members		Functions of the Committee	Number of Meetings in Fiscal 2002

Compensation: Robert J. Ulrich, Chair D. Ronald Daniel* Kenneth G. Langone Thomas M. Ryan John L. Weinberg*	• •	Reviews and recommends changes to the executive compensation plans and programs Reviews and approves the compensation of senior executive officers	4
	•	Monitors the performance of the chief executive officer and other senior executives
	•	Oversees the Company's executive compensation plans
	•	Reviews management succession planning

Executive/Finance: Andrall E. Pearson, Chair D. Ronald Daniel* James Dimon David C. Novak John L. Weinberg*	•	Exercises all of the powers of the Board in the management of the business and affairs of the Company consistent with applicable law while the Board is not in session	—

Nominating and Governance: Kenneth G. Langone, Chair James Dimon Sidney Kohl Robert Holland Thomas M. Ryan	• • •	Identifies and proposes to the Board suitable candidates for Board members and Board vacancies** Review and reassess from time to time the adequacy of the Company's Corporate Governance Guidelines Receive comments from all directors and report annually to the Board with assessment of the Board's performance	1

*
Not standing for reelection

**
The committee will consider those recommendations by shareholders which are submitted, along with biographical and business experience information, to the Chief Executive Officer or the Chair of the Nominating and Governance Committee.

How are directors compensated?

        Employee directors do not receive additional compensation for serving on the Board of Directors. Each director who is not an employee of Yum, except for Mr. Pearson, receives an annual stock grant retainer with a fair market value of $75,000 and an annual grant of vested options to buy $50,000 worth of Yum common stock at a price equal to its fair market value on the date of grant. Non-employee directors, except for Mr. Pearson, also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals may not be made for less than one year. We also pay the premiums on directors' and officers' liability and business travel accident insurance policies.

        Andrall E. Pearson became Founding Chairman and retired as an employee of Yum on January 1, 2001. As Founding Chairman, Mr. Pearson was asked by the Board to continue contributing in several strategic areas. In recognition for this contribution, as well as for his past contribution, we provide Mr. Pearson with the following while he continues to serve as a director through May 2003: $300,000 annual retainer (prorated in 2003), secretarial support, and use of the corporate jet for business and personal travel (or reimbursement for a leased jet). Effective June 1, 2003 and provided Mr. Pearson is reelected as a director, he will be paid the same annual stock grant retainer and receive the same annual grant of vested options as other non-employee directors. He will also receive secretarial support and use of the corporate jet for business purposes (or reimbursement for a leased jet).

How much Yum stock do the directors own?

        Stock ownership information for each director nominee and continuing director is shown in the table on page 32.

Does Yum have any significant business relationships with entities associated with our directors?

        During fiscal 2002, affiliates of Harman Management Corporation, as a KFC franchisee, paid royalties of approximately $11,374,735 and contingent store opening fees of approximately $1,575,000 to KFC Corporation, a subsidiary of Yum. The store opening fees are held in escrow and may be returned to Harman Management Company if the related new restaurant units are not opened within 18 months of payment. Jackie Trujillo, Chairman of the Board of Harman Management Corporation, is a director of Yum.

INFORMATION ON THE GOVERNANCE OF THE COMPANY

YUM! Brands Corporate Governance

        The business and affairs of Yum are managed under the direction of the Board of Directors, which represents the shareholders of the Company. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board's responsibilities to shareholders. The Board believes that its practices align management and shareholder interests. Highlights of our corporate governance practices are described below.

Board Independence and Expertise

  •
  Board and Board Committee Independence. A substantial majority of the Board of Directors are independent directors, with the Chairman being the only current management member of the Board. The founding Chairman, Mr. Pearson retired from the Company December 31, 2000.

    The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee are composed of independent directors under the New York Stock Exchange ("NYSE") rules currently in place.

    There are no interlocking directorships and none of our independent directors receives any consulting, advisory, legal or other non-director fees from the Company.

  •
  Director Qualifications. The Nominating and Governance Committee is responsible for identifying, reviewing, assessing and recommending to the Board candidates to fill vacancies on the Board that occur for any reason. This Committee has established director candidate guidelines setting forth criteria that are considered in evaluating the candidacy of any individual as a member of the Board.

  •
  Audit Committee Independence and Financial Literacy. All members of the Audit Committee are independent directors who meet the independence and financial literacy requirements of the NYSE.

Governance Policies and Ethical Guidelines

  •
  Board Committee Charters. The Audit, Compensation and Nominating and Governance Committees of the Yum Board of Directors operate pursuant to written charters. The Board has recently revised the charters of the Audit and Nominating and Governance Committees, among other things, to reflect certain current best practices in corporate governance. The current revised Audit Committee charter is included as Exhibit A to this Proxy Statement. The Audit Committee charter has also been revised to incorporate certain changes required, or which are expected to be required, under the Sarbanes-Oxley Act of 2002 and the rules issued thereunder, as well as changes expected to be required by the NYSE.

  •
  Corporate Governance Guidelines. The Board of Directors has documented its corporate governance in the YUM! Brands, Inc. Corporate Governance Guidelines, which were adopted in November of 2001 and recently updated to reflect certain best practices and recommendations of the NYSE.

  •
  Guidelines for Business Conduct. Yum's Worldwide Code of Conduct was adopted in 1997 when the Company was formed to emphasize the Company's commitment to the highest standards of business conduct. The Code of Conduct also set forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner.

Significant Board Practices

  •
  Private Executive Sessions. Our independent directors meet at regularly scheduled executive sessions on a bi-monthly basis. These executive sessions are attended only by the non-management directors and are presided over by Sidney Kohl.

  •
  Advance Materials. Information and data important to the directors' understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

  •
  Board Evaluation. The Board has instituted an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board's contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made.

Board and Board Committee Access to Management and to Outside Advisors

  •
  Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

  •
  Access to Outside Advisers. The Board and its Committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Compensation Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

Stock Ownership by Directors

  •
  Director Equity-Based Compensation. Yum directors receive a significant portion of their annual compensation in stock. The Company believes that the increased emphasis on the equity component of director compensation serves to further align the directors with the interests of our shareholders.

Stock Ownership by Executive and Senior Management

  •
  Stock Ownership Guidelines. The Compensation Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership and retention of stock. These guidelines are discussed at page 39. The Company has maintained an ownership culture among its executive and senior managers since its formation. All executive officers, and substantially all members of senior management, hold stock well in excess of the guidelines.

ITEM 1: ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

Who are this year's nominees?

        The Board of Directors has nominated each of the following individuals for election at the annual meeting:

  •
  J. David Grissom;

  •
  Bonnie G. Hill;

  •
  Kenneth G. Langone; and

  •
  Andrall E. Pearson.

        If elected, we expect that Messrs. Grissom, Langone and Pearson and Ms. Hill will serve as Class III Directors and hold office until the 2006 annual meeting of shareholders and until their respective successors have been elected and qualified. Messrs. Langone and Pearson are standing for reelection. Mr. Grissom and Ms. Hill are standing for election by shareholders for the first time. In light of Mr. Pearson's continuing contribution and his role as founding Chairman, the Nominating and Governance Committee has waived the Company's normal retirement policy for directors.

        Biographical information about each of the nominees, including their present occupations and business experience, follows. The Board recommends that you vote FOR the election of these nominees.

J. David Grissom Age 64 Director since January 2003 Chairman, Mayfair Capital	J. David Grissom is Chairman of Mayfair Capital, Inc., a private investment firm formed by Mr. Grissom in 1989. In addition, Mr. Grissom has been Chairman of The Glenview Trust Company, a private trust and investment management company, since 2001. He is also a director of Churchill Downs Incorporated and Providian Financial Corporation, and Chairman of the Board of Trustees of Centre College. He was appointed a director of Yum on November 21, 2002 (and joined the Board in January 2003), and is standing for election by shareholders for the first time at the 2003 Annual Meeting.
Bonnie G. Hill Age 61 Director since March 2003 Chairman, B. Hill Enterprises LLC
Bonnie G. Hill is President of B. Hill Enterprises LLC, a consulting company. She has held this position since July 2001. She is also Chief Operating Officer of Icon Blue, Inc., a brand operating company. She served as President and Chief Executive Officer of Times Mirror Foundation, a charitable foundation affiliated with the Tribune Company from 1997 to 2001 and Senior Vice President, Communications and Public Affairs, of the Los Angeles Times from 1998 to 2001. From 1992 to 1996, she served as Dean of the McIntire School of Commerce at the University of Virginia. Ms. Hill currently serves as a director of ChoicePoint Inc., AK Steel Holding Corporation, Albertson's Inc., Hershey Foods Corporation, The Home Depot, Inc., and National Grid Group plc. She also serves on the boards of many charitable organizations. She was appointed a director of Yum on March 20, 2003 and is standing for election by shareholders for the first time at the 2003 Annual Meeting.

Kenneth G. Langone Age 66 Director since 1997 Founder, Chairman of the Board, Chief Executive Officer and President, Invemed Associates, LLC
Kenneth G. Langone is the founder, and since 1974, has been Chairman of the Board, Chief Executive Officer and President, of Invemed Associates, LLC, a New York Stock Exchange firm engaged in investment banking and brokerage. He is a founder of Home Depot, Inc. and has been a director since 1978. He is also a director of ChoicePoint, Inc., General Electric Co., and Unifi, Inc.
Andrall E. Pearson Age 76 Director since 1997 Founding Chairman, Yum
Andrall E. Pearson became Founding Chairman of Yum effective January 1, 2001. From August 15, 1997 to December 31, 2000, he served as Chairman of the Board of Yum, and he previously served as Chief Executive Officer of the Company from October 21, 1997 to January 1, 2000. Mr. Pearson served as an operating partner of Clayton, Dubilier & Rice, a leveraged buy-out firm, from 1993 to 1997. He was President and Chief Operating Officer of PepsiCo, Inc. from 1971 through 1984 and served on PepsiCo's Board of Directors for 26 years, retiring in April 1996. From 1985 to 1993 he was a tenured professor at Harvard Business School. Mr. Pearson is a director of Citigroup Inc. He is also a trustee of the New York University Medical School.

What if a nominee is unwilling or unable to serve?

        That is not expected to occur. If it does, proxies will be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

        A plurality of the votes cast at the annual meeting is required for the election of directors. This means that the three nominees receiving the highest number of votes cast at the meeting will be elected.

Who are the other directors?

        The other directors of the Company whose terms of office continue after this annual meeting are listed below. Each of these directors will serve until the annual meeting of shareholders in the year indicated and until their respective successors have been elected and qualified.

Class I Directors—Terms Expiring In 2004
Robert Holland, Jr. Age 62 Director since 1997 Former Owner and Chief Executive Officer, WorkPlace Integrators
Robert Holland, Jr. maintains a consulting practice for strategic development assistance to senior management of Fortune 500 companies. Prior to this, he was Chief Executive Officer of WorkPlace Integrators, Michigan's largest Steelcase office furniture dealer, from June 1997 until April 2001. From 1995 to 1996, he was President and Chief Executive Officer of Ben & Jerry's Homemade, Inc.

From 1981 to 1984 and from 1991 to 1995, Mr. Holland served as Chairman and Chief Executive Officer of Rokher-J, Inc., which participates in business development projects and provides strategy development assistance to senior management of major corporations. Mr. Holland is also a director of MONY Group Inc., Mazaruni Granite Products, Carver Federal Bank and Lexmark International, Inc.
Sidney Kohl Age 72 Director since 1997
Sidney Kohl, along with other family members, developed Kohl's Food Stores, Wisconsin's largest supermarket chain, and Kohl's Department Stores, now a national (New York Stock Exchange) department store chain. He served as President and Chairman when the two entities were sold in 1972. Since 1980, Mr. Kohl has been the president of the Sidney Kohl Company which owns and manages a variety of investments and owns and manages real estate it has developed. Mr. Kohl is a director of Kinko's, Inc.
David C. Novak Age 50 Director since 1997 Chairman of the Board, Chief Executive Officer and President, Yum
David C. Novak became Chairman of the Board on January 1, 2001, and Chief Executive Officer of Yum on January 1, 2000. He also serves as President of Yum, a position he has held since October 21, 1997. Mr. Novak previously served as Group President and Chief Executive Officer, KFC and Pizza Hut from August 1996 to July 1997, at which time he became acting Vice Chairman of Yum. Mr. Novak joined Pizza Hut in 1986 as Senior Vice President, Marketing. In 1990, he became Executive Vice President, Marketing and National Sales, for Pepsi-Cola Company. In 1992 he became Chief Operating Officer, Pepsi-Cola North America, and in 1994 he became President and Chief Executive Officer of KFC North America. He is a director of Bank One Corporation.
Jackie Trujillo Age 67 Director since 1997 Chairman of the Board, Harman Management Corporation
Jackie Trujillo has been Chairman of the Board of Harman Management Corporation, one of KFC's largest franchisees, since 1995. She joined the Harman Management Corporation organization in 1953 and held various positions, becoming Executive Vice President of Operations in 1983, with responsibility for operations of its restaurants in Utah, Colorado, Washington and Northern California. From 1987 to 1995, she served as Executive Vice Chairman of Harman Management Corporation.

Class II Directors—Terms Expiring in 2005
James Dimon Age 47 Director since 1997 Chairman and Chief Executive Officer, Bank One Corporation
James Dimon is the Chairman and Chief Executive Officer of Bank One Corporation, a position he has held since 2000. From November 1998 until he assumed his position with Bank One, he was a private investor. Prior to that he served as President of Citigroup Inc., having held that position during October and November 1998 following the merger of Travelers Group Inc. and Citicorp. From September 1991 until October 1998, he was a director of Travelers Group Inc. From November 1993 to October 1998, he was President and Chief Operating Officer of Travelers Group Inc., as well as serving in several other executive positions with Travelers' subsidiaries Smith Barney, Inc. and Salomon Barney, Inc. during that period. Mr. Dimon is a trustee of New York University Medical Center and a director of the Center for Addiction and Substance Abuse.
Massimo Ferragamo Age 45 Director since 1997 President and Vice Chairman of Ferragamo USA, Inc.
Massimo Ferragamo is Chairman of Ferragamo USA, Inc., a subsidiary of Salvatore Ferragamo Italia, which controls sales and distribution of Ferragamo products in North America. Mr. Ferragamo has held this position since 1985. Mr. Ferragamo is also a director of Mayers Jewelers, Inc.
Thomas M. Ryan Age 50 Director since 2002 Chairman, President and Chief Executive Officer, CVS Corporation and CVS Pharmacy, Inc.
Thomas M. Ryan is Chairman, Chief Executive Officer and President of CVS Corporation. He became Chairman of CVS in April 1999 and Chief Executive Officer and President in May 1998. From 1994 to present, Mr. Ryan also served as Chief Executive Officer and President of CVS Pharmacy, Inc. Mr. Ryan is a director of FleetBoston Financial Corporation and Reebok International Ltd.
Robert J. Ulrich Age 59 Director since 1997 Chairman and Chief Executive Officer, Target Corporation and Target Stores
Robert J. Ulrich is Chairman and Chief Executive Officer of Target Corporation and Target Stores. He became Chairman and Chief Executive Officer of Target Stores in 1987 and assumed his additional present position with Target Corporation in 1994.

ITEM 2: APPROVAL OF THE PROPOSAL TO AMEND
THE COMPANY'S LONG TERM INCENTIVE PLAN
(Item 2 on the Proxy Card)

What am I voting on?

        A proposal will be presented at the Annual Meeting to amend the YUM! Brands, Inc. Long Term Incentive Plan (the "Plan" or the "1999 Plan") which was originally approved by the Company's shareholders on May 20, 1999 (formerly the Tricon Global Restaurants, Inc. Long Term Incentive Plan). On January 23, 2003, the Board adopted, subject to shareholder approval, an amendment to the Plan which proposes to increase the total number of shares of the Company's common stock that are available for grants under the Plan from 15,200,000 shares to 29,800,000. The 14,600,000 share increase represents slightly less than 5% of the outstanding stock as of the record date for the Annual Meeting. In addition, the Plan is being amended to make certain other technical and clarifying changes. The amendment would also modify some of the plan limits. (This is described below in more detail under "What Are the Limits on Awards Under the Plan?")

        If the Plan, including the performance goals under the Plan, are approved by shareholders, certain Awards made under the Plan will be eligible to qualify as "performance-based compensation" that is exempt from the $1 million deduction limit (as described below) imposed by Section 162(m) of the Internal Revenue Code and 29,800,000 shares of common stock will be authorized and available for Awards under the Plan. A summary of the material provisions of the Plan, as amended, is set forth below and is qualified in its entirety by reference to the Plan, as amended, set forth in Exhibit B. If the Plan is not so approved, the increase in the number of shares reserved under the Plan pursuant to the amendment will not take effect.

The purpose of the plan is to:

  •
  motivate Participants, by means of appropriate incentives, to achieve long-range corporate goals;

  •
  attract and retain persons eligible to participate in the plan;

  •
  provide incentive compensation opportunities that are competitive with those of similar companies; and

  •
  further align Participants' interests with those of the Company's other shareholders through compensation that is based on stock and thereby promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

To achieve these objectives, the Plan provides for the grant of the following "Awards":

  •
  non-qualified and incentive stock options;

  •
  stock appreciation rights ("SARs"); and

  •
  other stock awards including stock units, restricted stock units, performance shares, performance units, and restricted stock.

Who is eligible to participate in the plan?

        The Committee (defined below) may grant one or more Awards to any employee of the Company or its subsidiaries and to any director of the Company (the "Participants"). As of December 28, 2002, the Company and its subsidiaries had approximately 244,000 employees. The specific employees who initially will be granted Awards under the Plan and the type and amount of any such Awards will be determined by the Committee.

What types of awards may be granted?

  •
  OPTIONS. The Committee may grant options under the Plan to purchase stock which may be either non-qualified stock options or incentive stock options. The purchase price of a share of stock under each option shall not be less than the fair market value of a share of stock on the date the option is granted. The option shall be exercisable in accordance with the terms established by the Committee. In general, the Committee intends that the option terms will provide that options will become exercisable in equal proportions on the four anniversary dates after grant and will require the Participant to be employed up until the date of exercise. (In the case of options granted to our restaurant general managers, area coaches and franchise business leaders grants generally vest four years after the grant.) The full purchase price of each share of stock purchased upon the exercise of any option shall be paid at the time of exercise. Except as otherwise determined by the Committee, the purchase price shall be payable in cash, in stock (valued at fair market value as of the day of exercise), or in any combination thereof. The Committee may impose such conditions, restrictions, and contingencies on Stock acquired pursuant to the exercise of an option as the Committee determines to be desirable.

  •
  STOCK APPRECIATION RIGHTS. The Committee may grant a stock appreciation right ("SAR") in connection with all or any portion of a previously or contemporaneously granted option or independent of any option grant. An SAR entitles the Participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee. The exercise price may not be less than 100% of the fair market value of the stock at the time the SAR is granted. Such excess amount shall be payable in Stock, in cash, or in any combination thereof, as determined by the Committee.

  •
  OTHER STOCK AWARDS. The Committee may grant stock units (a right to receive Stock in the future), performance shares (a right to receive stock or stock units contingent upon achievement of performance or other objectives), performance units (a right to receive a designated dollar amount of stock contingent on achievement of performance or other objectives) and restricted stock and restricted stock units (a grant of stock and the right to receive stock in the future, respectively, with such shares or rights subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant or the achievement of performance or other objectives, as determined by the Committee). Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee determines.

    The Company will require a minimum two year vesting or performance period. The Company does intend to award restricted shares with a two year vesting period in the case of annual incentive deferrals payable in restricted shares. These awards (described more fully at page 40) are granted as a settlement of earned annual incentives and are designed to encourage employee stock ownership. In addition, employees are permitted to defer their salary or annual incentive into stock units payable at a date elected by the employee. This feature is also designed to encourage employee stock ownership.

What performance goals may be used for "performance-based compensation" awards?

        A federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. The Committee may designate any Award described in the preceding paragraphs as intended to be "performance-based compensation." Any Awards so designated shall be conditioned on the achievement of one or more performance goals, as required by Section 162(m) of the Internal Revenue Code. The performance goals that may be used by the Committee for such Awards shall be based on any one or more of the following Company, subsidiary, operating unit or division performance measures: cash flow;

earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; revenues; stock price; or total shareholder return. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity, shares outstanding, investments, assets or net assets. To satisfy the requirements that apply to performance-based compensation, these goals must be approved by the Company's shareholders, and approval of the Plan will constitute approval of the foregoing goals.

Who administers the plan?

        The Plan is administered by a committee (the "Committee") selected by the Board and consisting solely of two or more outside members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

What is the authority of the committee?

        The Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and subject to certain limits, to cancel or suspend Awards. To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States. The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Until action to the contrary is taken by the Committee, the Committee's authority with respect to matters concerning participants below the Executive Officer level is delegated to the Chief Executive Officer and Chief People Officer of the Company.

What are the limits on awards under the plan?

        The maximum number of shares of stock that may be delivered to Participants and their beneficiaries originally authorized under the Plan was 15,200,000 shares of stock. To the extent any shares of stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan. If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of stock to the Company (by either actual delivery or by attestation), only the number of shares of stock issued net of the shares of stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan. It is proposed that shareholders approve an amendment that would increase the number of shares available under the Plan from 15,200,000 to 29,800,000. For purposes of applying the limit of the number of shares of stock available under the Plan, the amendment would provide that each share of stock delivered to a Participant or beneficiary pursuant to the grant of other stock awards (including stock units, restricted stock units, performance shares, performance units, and restricted stock) would be counted as covering two shares of stock, and would reduce the total number of shares of stock available for delivery under the Plan by two shares; except, however, restricted shares or restricted units granted as settlement of earned annual incentives will be counted as covering one share and will reduce the total number of shares of stock available for delivery under the Plan by one share.

        The amendment would also modify the following specific limits in the Plan:

  •
  increase the number of shares from 2,000,000 to no more than 4,500,000 shares of stock that may be issued for options and SARs granted to any one individual in any five-calendar-year period;

  •
  increase the number of shares from 300,000 to no more than 1,500,000 shares of stock that may be issued for stock unit, restricted stock, restricted stock unit, and performance share awards that are intended to be "performance-based compensation" (as described below) granted to any one individual during any five-calendar-year period;

  •
  increase the number of shares from 500,000 to no more than 6,000,000 shares of stock that may be issued for stock units, restricted stock, and performance units awards (except that stock units, restricted stock and restricted stock units granted with respect to the deferral of salary or of annual cash incentive awards and in lieu of the receipt of such awards will not count toward this maximum); and

  •
  increase the dollar limit from $1,000,000 to no more than $4,000,000 that may be covered by performance unit awards that are intended to be "performance-based compensation" granted to any one individual during any one-calendar-year period.

        The shares of stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued and shares purchased in the open market or in private transactions. At the discretion of the Committee, an Award under the Plan may be settled in cash rather than stock. The closing price with respect to the Stock on December 27, 2002 was $24.12 per share.

        The Committee may use shares of stock available under the Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary.

        In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

        The Company does not intend to request shareholders to approve the authorization of additional shares under the Plan until at least 2005.

        Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by laws of descent and distribution.

What happens to awards upon a change in control?

        Generally, the Committee may provide under the terms of any Award that upon a change in control, as defined in the Plan, all outstanding options and SARs will become fully exercisable and all stock units, restricted stock, restricted stock units and performance shares will become fully vested. Any restricted shares attributable to deferrals under the Company's deferral plan shall become fully vested upon a change of control.

What is the duration of the Plan?

        The Plan will continue in effect, until terminated by the Board; provided, however, that no award may be granted under the Plan after the ten-year anniversary of the effective date of the Plan. However, any awards that are outstanding after the Plan termination will remain subject to the terms of the Plan.

May the Plan be amended or terminated?

        The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of consent to the change by the affected Participant, adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board. However, no amendment may increase the limits on shares, decrease the minimum option or SAR exercise price, or modify the restrictions on repricing without shareholder approval.

What is the tax treatment of awards under the Plan?

        The following is a brief description of the federal income tax treatment that will generally apply to Awards under the Plan based on current federal income tax rules.

  •
  NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified stock option will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding tax deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such Stock equal to the fair market value of the shares at the time of exercise.

  •
  INCENTIVE STOCK OPTIONS. The grant of an incentive stock option will not result in taxable income to the Participant. The exercise of an incentive stock option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Internal Revenue Code). The excess of the fair market value of the Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the Participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

    If the Participant does not sell or otherwise dispose of the Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Stock to the Participant, then, upon disposition of such Stock, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain and the Company will not be entitled to a corresponding tax deduction. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

    If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding tax deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no ordinary income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

  •
  STOCK APPRECIATION RIGHTS. The grant of an SAR will not result in taxable income to the Participant. Upon exercise of an SAR, the amount of cash or the fair market value of Stock received will be taxable to the Participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the Participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

  •
  PERFORMANCE SHARES AND PERFORMANCE UNITS. A Participant who has been granted a performance share award or performance unit award will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction. The Participant will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares. The Company will be entitled to a corresponding tax deduction.

  •
  RESTRICTED AND OTHER STOCK. A Participant who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a corresponding deduction, assuming that the restrictions constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the vesting of Stock subject to an Award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company will be entitled to a corresponding tax deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the Participant and the Company will be entitled to a corresponding tax deduction. A Participant may elect pursuant to section 83(b) of the Internal Revenue Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If the Participant makes this election, the Company will be entitled to a corresponding tax deduction.

Will the company withhold tax under the Plan?

        The Company may withhold amounts from Participants to satisfy withholding tax requirements. Subject to guidelines established by the Committee, Participants may have Stock withheld from Awards or may tender Stock to the Company to satisfy tax withholding requirements.

Does the Plan satisfy the requirements of Section 162(m)?

        Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company's chief executive officer and its four other most highly compensated executive officers (collectively, the "Covered Employees"). Compensation that qualifies as "performance-based compensation" is not subject to the $1 million limit. The Plan has been structured to permit Awards and payments that will satisfy the requirements applicable to performance-based compensation.

What is the tax treatment of awards upon a change in control?

        Any acceleration of the vesting or payment of Awards under the Plan in the event of a change in control of the Company may cause part or all of the change in control benefits involved to be treated as an "excess parachute payment" under the Internal Revenue Code, which may subject the Participant to a 20% excise tax and preclude a tax deduction by the Company.

Should a participant in the Plan seek professional tax advice?

        The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. A Participant may also be subject to state and local taxes in connection with the grant of Awards under the Plan. The Company suggests that Participants consult with their individual tax advisors to determine the applicability of the tax rules to the Awards granted to them in their personal circumstances.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE YUM! BRANDS, INC. LONG TERM INCENTIVE PLAN.

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Equity Compensation Plan Information

        The following table summarizes, as of December 28, 2002, the equity compensation plans under which we may issue shares of stock to our directors, officers and employees under the 1999 Plan and our 1997 Long Term Incentive Plan ("1997 Plan"), SharePower Plan and Restaurant General Manager Stock Option Plan ("RGM Plan").

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	44,720,316	(1)	$17.49	(2)	12,357,713	(3)
Equity compensation plans not approved by security holders(4)	8,499,318		$20.59		4,222,255
Total	53,219,634		$17.99		16,579,968

(1)
Includes 3,577,593 shares issuable in respect of restricted stock units, performance units and deferred units.

(2)
Excludes restricted stock units, performance units and deferred units referred to in footnote 1 above.

(3)
Includes 2,349,447 shares available for issuance of awards other than options, warrants or rights under the 1997 Plan. Includes 500,000 shares available for issuance of awards other than options, warrants or rights under the 1999 Plan prior to the approval of Item 2.

(4)
Awards are made under the RGM Plan.

What are the key features of the 1999 Plan?

        The 1999 Plan provides for the issuance of up to 15,200,000 shares of stock as non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or performance units. Only our employees and Directors are eligible to receive awards under the 1999 Plan. The purpose of the 1999 Plan is to motivate participants to achieve long range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The 1999 Plan is administered by the Compensation Committee of the Board of Directors. The exercise price of a stock option grant under the 1999 Plan may not be less than the average market price of our stock on the date of the grant, and no options may have a term of more than ten years. The options that are currently outstanding under the 1999 Plan generally vest over a one to four year period and expire ten years from the date of the grant. The 1999 Plan was approved by the shareholders in May 1999. If this Item 2 is approved by shareholders, the total number of shares in the 1999 Plan will increase to 29,800,000.

What are the key features of the 1997 Plan?

        The 1997 Plan provides for the issuance of up to 45,000,000 shares of stock. Effective January 1, 2002, only stock appreciation rights, restricted shares and performance restricted stock units may be issued under this plan. We intend to utilize this plan with respect to payouts on shares from our deferral plans where the deferral payout is subject to a risk of forfeiture. Prior to December 31, 2001, we utilized this plan to make stock option awards similar to the stock option awards described in the 1999 Plan description above and to make two restricted performance unit awards to Mr. Novak, our Chairman and Chief Executive Officer. This plan was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from Pepsico on October 6, 1997.

What are the key features of the SharePower Plan?

        The SharePower Plan provides for the issuance of up to 14,000,000 shares of stock. The SharePower Plan allows us to award non-qualified stock options. Only our employees are eligible to receive awards under the SharePower Plan, except that our executive officers may not receive awards under this plan. The SharePower Plan is administered by the Compensation Committee of the Board of Directors. The exercise price of a stock option grant under the SharePower Plan may not be less than the average market value of our stock on the date of the grant and no option may have a term of more than ten years. The options that are currently outstanding under the SharePower Plan generally vest over a one to four year period beginning on the date of grant. The SharePower Plan was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from PepsiCo, Inc. on October 6, 1997.

What are the key features of the RGM Plan?

        The RGM Plan provides for the issuance of up to 15,000,000 shares of common stock at a price equal to or greater than the average market price of our stock on the date of grant.. The RGM Plan allows us to award non-qualified stock options. Only our employees are eligible to receive awards under the RGM Plan, except that our executive officers may not receive awards under this plan. The purpose of the RGM Plan is (i) to give restaurant general managers ("RGMs") the opportunity to become owners of stock, (ii) to align the interests of RGMs with those of Yum's other shareholders, (iii) to emphasize that the RGM is Yum's #1 leader, and (iv) to reward the performance of RGMs. In addition, the Plan provides incentives to Area Coaches, Franchise Business Leaders and other supervisory field operation positions that support RGMs and have profit and loss responsibilities within a defined region or area. While all non-executive officer employees are eligible to receive awards under the RGM plan, over two-thirds of the awards granted have been to RGMs or their direct supervisors in the field. Grants to RGMs generally have four year vesting and expire after ten years. The RGM Plan is administered by the Compensation Committee of the Board of Directors and the Committee has delegated its responsibilities to the Chief People Officer of the Company. The Board of Directors approved the RGM Plan on January 20, 1998.

ITEM 3: RATIFICATION OF INDEPENDENT AUDITORS
(Item 3 on the Proxy Card)

What am I voting on?

        A proposal to ratify the selection of KPMG LLP ("KPMG") as our independent auditors for fiscal year 2003. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During fiscal 2002, KPMG served as our independent auditors and also provided other audit related and tax services.

Will a representative of KPMG be present at the meeting?

        Representatives of KPMG will be present at the annual meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What fees did we pay to KPMG for audit and other services for fiscal years 2002 and 2001?

        The following table presents fees for professional services rendered by KPMG for the audit of the Company's annual financial statements for 2002 and 2001, and fees billed for other services rendered by KPMG.

	2002	2001
Audit fees (1)	$3,116,000	$2,734,000
Audit related fees (2)	482,000	798,000

Audit and audit related fees	$3,598,000	$3,532,000
Tax fees (3)	$3,208,000	$1,969,000
All other fees (4)	$—	$1,509,000

Total fees	$6,806,000	$7,010,000

  (1)
  Audit fees for 2002 and 2001 include fees for the audit of the annual consolidated financial statements, reviews of the condensed consolidated financial statements included in the Company's quarterly reports, statutory audits, reviews of registration statements and issuances of related letters to underwriters and consents.

  (2)
  Audit related fees for 2002 consisted principally of fees for audits of financial statements of certain employee benefit plans and due diligence services. Audit related fees for 2001 consisted principally of fees for audits of financial statements of certain employee benefit plans, due diligence services and loaned staff assistance.

  (3)
  Tax fees for 2002 and 2001 consisted principally of fees for international tax compliance and expatriate tax services. Additionally in 2002, $1.7 million was billed for a tax project initiated by Yorkshire Global Restaurants, Inc. prior to its acquisition by the Company.

  (4)
  All other fees for 2001 consisted of fees for management advisory services.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE FOR APPROVAL OF THIS PROPOSAL

ITEM 4: SHAREHOLDER PROPOSAL
Relating to Smoke Free Facilities
(Item 4 on the Proxy Card)

What am I voting on?

        The Church of the Brethren Benefit Trust, Inc., St. Joseph Health System, Sisters of St. Francis, Christus Health and Congregation of Divine Providence have advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the addresses and the share ownership of the proponents upon request.

        "WHEREAS, in May, 2000 the National Institute of Environmental Health Sciences added to its list of "known human carcinogens" directly inhaled tobacco smoke.

        —The Journal of the American Medical Association (286) reported in 2001 (436-41): "Before exposure to environmental tobacco smoke, coronary flow velocity reserve was significantly higher in nonsmokers than in smokers. After exposure... [it] decreased and was not significantly different from that of smokers." An editorial in JAMA stated of the study: "... in healthy young volunteers, just 30 minutes of exposure to secondhand smoke compromised the endothelial function in coronary arteries of nonsmokers in a way that made the endothelial response of nonsmokers indistinguishable from that of habitual smokers."

        —Millions of children visit our facilities where they are often involuntarily exposed to ETS.

        —ETS's annual effect on children causes 150,000-300,000 lower respiratory infections (LRI), 7,500-15,000 hospitalizations for LRI, 400,000-1,000,000 attacks of asthma, 8,000-26,000 new cases of asthma, respiratory symptoms of irritation, middle ear effusion, and significant reduction in lung functions.

        —An October, 1997 National Cancer Institute study showed that blue-collar and service industry workers were found to have the lowest rates of smoke-free workplaces. Food service operators had the lowest rates of all occupations surveyed-only 21% said their workplaces had a smoke-free policy in place.

        —For employees in our restaurants, waiters and bartenders, lung cancer risks are 50% higher than for others because of second hand smoke (The Journal of the American Medical Association). "Restaurant waiters had about 1.5 times as great a likelihood of developing lung cancer as the general public" (NYT 7/28/93).

        —The tobacco industry settled a Class Action lawsuit in Florida between present and former flight attendants vs. their employers and the tobacco companies for diseases tied to ETS; such could easily happen with us, given the closed situations within which many of our employees work.

        —Despite tobacco industry claims to the contrary, scientific data shows that banning smoking in restaurants does not hurt business (American Journal of Public Health, October, 1997; Journal of Public Health management and Practice 5 (1999), 14-21, 3-62, vi-ix).

        RESOLVED:    to preclude any future litigation affecting shareholder value, shareholders request the Board of Directors to adopt a policy making all our facilities, including our company-owned restaurants, smoke free by January 1, 2004, and consider ways of including in future franchise agreements the same policy.

Supporting Statement

        As shareholders we cannot understand why the Board and management of this company continue to refuse to promote peoples' health. Unlike its main competitors, who have not lost business by their decision to go smoke-free, our Company has no policy banning smoking in its facilities. How many customers have we lost as a result? How open are we to lawsuits from employees? We believe it is time for the Board and management of this Company to "do the right thing:" choose to stop supporting the addiction of 20% of its customers in favor of supporting all of its employees health. Shareholder support for such a ban has been significant in the past.

MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

What is the recommendation of the Board of Directors?

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company's position regarding the right to smoke?

        The right to smoke is a public policy issue that has received considerable debate over the years. All of our restaurants follow local and state non-smoking regulations. Our employees are strictly prohibited from smoking anywhere in the restaurant while on duty. Many of our restaurants have smoking and nonsmoking sections, especially in markets where a broad base of customers has expressed a preference for smoke-free facilities and we are not space-constrained.

Why does the Company oppose this proposal?

        In today's competitive quick service environment, consumers have many restaurant choices. If enacted, this proposal would place us at an unfair competitive disadvantage. By banning smoking only in our restaurants, it is likely some of our smoking customers would choose to frequent another establishment, resulting in lost sales and diminished shareholder value. Rather, through membership in The National Council of Chain Restaurants, we are on record endorsing federal legislation that would prohibit or restrict smoking in all public facilities, applied evenly. This legislation would comprehensively cover all restaurants, bars and other public establishments, not just our restaurants, and would put us on an equal footing where we can compete on the basis of our value, quality and service.

        The same proposal requesting that we adopt a smoke-free policy was submitted at our last Annual Meeting. We opposed the proposal last year, and shareholders overwhelmingly rejected the proposal. After re-examining the actions that would be required by the proposal, we continue to believe that our adoption of a smoke-free policy is not in the Company's nor our shareholders' best interests.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

ITEM 5: SHAREHOLDER PROPOSAL
Relating to a Sustainability Report
(Item 5 on the Proxy Card)

What am I voting on?

        The Advocacy Fund, Christian Brothers Investment Services, Inc., United Church Board for Pension Asset Management, Needmor Fund, United Church Foundation and the Center for Reflection, Education and Action, Inc. have advised us that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the address and the share ownership of the proponents upon request.

        Whereas the global economy presents corporations with the challenge of creating sustainable business relationships by participating in the sustainable development of communities in which they operate. The World Commission on Environment and Development defined sustainable development as "development which meets the needs of the present without compromising the ability of future generations to meet their own needs." (Our Common Future, 1987)

        We believe the ability of corporations to continue to provide goods/services in our interdependent world depends on their acceptability to the societies where they do business. Good corporate citizenship goes beyond the traditional functions of creating jobs and paying taxes, to include corporate practices designed to protect human rights, worker rights, land and the environment.

        According to Dow Jones Sustainability Group, sustainability includes: "Encouraging long lasting social well being in communities where they operate, interacting with different stakeholders (e.g. clients, suppliers, employees, government, local communities and non-governmental organizations) and responding to their specific and evolving needs thereby securing a long term "license to operate," superior customer and employee loyalty and ultimately superior financial returns." (www.sustainability-index.com; March 2000)

        Footwear and apparel companies accept their responsibility for working conditions and wages throughout their supply chain. The food service industry must accept its responsibility for sustainability throughout its supply chain, including the agricultural workers who pick the many products that are part of the food sold. Just as these workers through their labor, contribute to the sustainability of the company, so must YUM! Brands accept its responsibility for the working conditions, wages and benefits of these workers. These workers then contribute to the sustainability of their home communities from which they come and where their families live.

        Concerned investors evaluate companies on their financial, environmental and social performance—the triple bottom line. Some companies have published sustainability reports and are taking a long-term approach to creating shareholder value through embracing opportunities and managing risks derived from economic, environmental and social developments. We believe sustainability reporting should be included in our company's annual report.

        We believe corporate sustainability includes a commitment to pay a sustainable living wage to employees as a means to empowering sustainable economies. Workers need to have the purchasing power to meet their basic needs. We believe paying sustainable wages contributes to community development and employee loyalty to the company.

        The sustainability of corporations, we believe, is connected to the economic sustainability of their workers and the communities where corporations operate and sell products. Effective corporate policies can benefit both communities and corporations.

        Resolved:    Shareholders request the Board of Directors to prepare at reasonable expense a sustainability report. A summary of the report should be provided to shareholders by October 2003.

Supporting Statement

        We believe the report should include:

        1.    YUM! Brands' operating definition of sustainability.

        2.    A review of current YUM! Brands' policies and practices related to social, environmental and economic sustainability throughout the supply chain.

        3.    A summary of long-term plans to integrate sustainability objectives throughout company operations.

MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

What is the recommendation of the Board of Directors?

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company's position regarding the sustainability proposal?

        Yum is fully committed to ensuring that all of our facilities, whether in the U.S. or any other country, are operated legally, ethically and responsibly and in a manner that benefits the communities in which they are located. Our Worldwide Code of Conduct, summarized on our web site, under the "Community-Environment" section, guides our activities around the world. It commits us to act as an environmentally responsible corporate citizen, to provide a safe and healthy work environment, and to seek methods that are both socially responsible and economically sound. Factual information regarding our environmental record is disclosed on our web site under the "Community-Environment" section.

        Our compensation policy and practice is to pay wages and benefits that are competitive in the respective communities in which we operate, to attract and retain quality employees. In each of the various countries in which we operate, our employees are paid wages that are at or above the applicable minimum wage standards.

        Our suppliers are required to abide by strict standards, including not violating employment or wage and hour laws or regulations adopted by the governing body of any city, state, county or country in which they operate. Repeated violation of employment or wage and hour laws, without correction, will result in termination of the supplier's contract.

        We are committed to enhancing the quality of life in the communities in which we operate. We provide financial support to many local, national and international non-profit organizations, and have implemented programs such as our Harvest Program, Pizza Hut's BOOK IT!, Taco Bell's TEENSupreme, and KFC's Colonel's Kids, to help build stronger families in the communities in which we operate. In addition, we train our 750,000 system employees four times a year on life skills. These life skills include (1) listening and responding to our customers, (2) empathy—asking the employee to put himself or herself in the customers' shoes, (3) exceeding customer expectations within reason, and (4) recovering from errors when necessary with urgency.

        Inclusion and diversity are business imperatives for us. Our commitment in this area is reflected in the diverse style and background of our workforce, and a Company culture that encourages ideas from everyone. Our Community Diversity Department assists in leveraging and promoting community involvement, along with franchise, supplier, and employment diversity, as essential ingredients in our continued growth. Our Supplier Diversity Initiative seeks to develop and facilitate strategic relationships with minority and women-owned business enterprises, advancing the economic strength of the communities where we do business.

Why does the Company oppose this proposal?

        We work hard to be a good corporate citizen and promote social, environmental and economic issues. We have been, and will continue to be, committed to upholding and abiding by all laws and regulations that govern our operations, wherever we operate. We are equally committed to ensuring that our suppliers abide by all laws and regulations that govern their business, wherever they operate. If it is brought to our attention that any supplier of Yum is in repeated violation of any employment law or regulation governing their business, and corrective action is not taken, we would terminate our contract with this supplier. Moreover, we will continue our commitment to treating all of our employees with dignity, fairness and respect, protecting the health and safety of our employees, protecting the environment, and enhancing the quality of life in the communities in which we operate. We believe that the proposed sustainability report and review is unnecessary and would not result in any additional benefit to our shareholders or employees. The proposed report would be costly and time-intensive, and is duplicative of many of our existing policies, initiatives and efforts.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

ITEM 6: SHAREHOLDER PROPOSAL
Relating to the MacBride Principles
(Item 6 on the Proxy Card)

What am I voting on?

The New York City Employees Retirement System, New York City Police Pension Fund, New York City Fire Department Pension Fund, New York City Teachers Retirement System, and the Minnesota State Board of Investment advised the Company that they intend to present the following shareholder proposal at the Annual Meeting. We will furnish the address and the share ownership of the proponents upon request.

WHEREAS, YUM! Brands has twenty-eight Kentucky Fried Chicken franchise restaurants in Northern Ireland;

WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife;

WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

        1.    Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

        2.    Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

        3.    The banning of provocative religious and political emblems from the workplace.

        4.    All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

        5.    Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

        6.    The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

        7.    The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

        8.    The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

        9.    The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED:    Shareholders request the Board of Directors to:

To urge YUM! Brands' franchise holders in Northern Ireland to take all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

SUPPORTING STATEMENT

        We believe that our company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions.

        Implementation of the MacBride Principles by YUM! Brands' KFC franchise holders will demonstrate its concern for human rights and equality of opportunity in its international operations.

        Please vote your proxy FOR these concerns.

MANAGEMENT STATEMENT IN OPPOSITION
TO SHAREHOLDER PROPOSAL

What is the recommendation of the Board of Directors?

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

What is the Company's position regarding the MacBride Principles?

        The Company supports efforts to eliminate employee discrimination and differences in compensation rates in the workplace between the Catholic and Protestant communities in Northern Ireland. Northern Ireland has adopted a series of legislative measures to address these issues, culminating in the Fair Employment & Treatment (NI) Order 1998. These legislative measures are wide-ranging and specifically designed to deter discrimination and provide remedies for those affected by discrimination.

        This legislation applies to all employers in Northern Ireland, including our franchise business. The MacBride principles, which date from the mid-1980's, precede this legislation and are no longer appropriate as a result of the legislation.

        The enforcement of the 1998 Fair Employment & Treatment (NI) Order is handled by the Equality Commission, a non-departmental government agency with extensive powers and resources. All remedies and complaints under that Order are handled by the Fair Employment Tribunal, an independent judicial tribunal with extensive powers to provide remedies to those affected by discrimination.

Why does the Company oppose this proposal?

        All 42 KFC stores in Northern Ireland are owned and operated by a single franchisee; there are no company-owned restaurants operating in Northern Ireland. Under its franchise agreement with KFC, the franchisee is required to comply with all applicable laws, regulations, rules, by-laws, orders and ordinances in the operation of its business, which would include the Fair Employment & Treatment (NI) Order 1998. As a result, the franchisee is required to implement fair and equal employment practices in accordance with this Order.

        For the above reasons, the Company does not believe it necessary or appropriate for the Company to seek to have its franchisee adopt the additional and overlapping obligations of the MacBride Principles. Furthermore, under the terms of the franchise agreement, the Company cannot require the franchisee to adopt these principles since they have no legal effect in Northern Ireland.

FOR THESE REASONS, WE RECOMMEND THAT YOU VOTE AGAINST THIS PROPOSAL

What vote is required to approve this proposal?

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

STOCK OWNERSHIP INFORMATION

Who are our largest shareholders?

        This table shows ownership information for each Yum shareholder known by our management to be the owner of 5% or more of Yum common stock. This information is presented as of December 28, 2002, and is based on stock ownership reports on Schedule 13G filed by each of these shareholders with the Securities and Exchange Commission and provided to us.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Southeastern Asset Management, Inc 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	30,843,423(1)	10.40%
Harris Associates L.P. Two North LaSalle St. Suite 500 Chicago, Illinois 60602	17,897,605(2)	6.06%

(1)
The filing indicates sole voting power for 15,283,423 shares, shared or no voting power for 12,298,000 shares, no voting power for 3,262,000 shares, sole dispositive power for 18,511,423 shares, shared dispositive power for 12,298,000 shares and no dispositive power for 34,000 shares.

(2)
The filing indicates sole voting power for zero shares, shared voting power for 17,897,605 shares, sole dispositive power for 5,916,605 shares and shared dispositive power for 11,981,000 shares.

How much Yum common stock is owned by our directors and executive officers?

        This table shows the beneficial ownership of Yum common stock as of February 12, 2003 by

  •
  each of our continuing directors and nominees for election as directors,

  •
  each of the executive officers named in the summary compensation table on page 34, and

  •
  all directors and executive officers as a group.

Unless we note otherwise, each of the following persons and their family members has sole voting and investment power with respect to the shares of common stock beneficially owned by him or her. None of the persons in this table hold in excess of one percent of the outstanding Yum common stock, except for Mr. Novak who beneficially owns just over 1.0%. Directors and executive officers as a group beneficially own 3.23%. Our internal stock ownership guidelines call for the Chairman to own Yum common stock (or deferral plan units) with a value equal to 7.5 times current salary within five years and for other executive officers to own approximately 1 to 2.5 times current salary within five years following their appointment to their current position.

        The number of shares beneficially owned by each director and executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless we indicate otherwise, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

Name	Number of Shares Beneficially Owned(1)		Deferral Plans(2)	Total
David C. Novak	2,931,312	(3)(4)	587,029	3,518,341
Andrall E. Pearson	2,055,540		0	2,055,540
James Dimon	615,430	(5)	17,236	632,666
Massimo Ferragamo	49,430		17,236	66,666
J. David Grissom	6,194		1,027	7,221
Bonnie G. Hill	0	(6)	0	0
Robert Holland, Jr.	23,538		9,128	32,666
Sidney Kohl	97,430		17,236	114,666
Kenneth G. Langone	376,002		1,580	377,582
Thomas M. Ryan	4,028		5,764	9,792
Jackie Trujillo	21,121	(7)	14,192	35,313
Robert J. Ulrich	15,430		17,236	32,666
Peter A. Bassi	689,266	(3)	0	689,266
Emil J. Brolick	79,654		0	79,645
Christian L. Campbell	374,151	(8)	40,380	414,531
Aylwin Lewis	439,001	(3)	53,364	492,365
All Directors and Executive Officers as a Group (23 persons)	9,471,091	(3)	1,008,486	10,479,577

(1)
The amounts shown for Messrs. Pearson, Novak, Bassi, Brolick, Campbell and Lewis, non-employee directors and the group of all directors and executive officers include beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options awarded under our employee/director incentive compensation plans:

	Andrall E. Pearson	David C. Novak	Peter A. Bassi	Emil J. Brolick	Christian L. Campbell	Aylwin Lewis	Non- Employee Directors	All Directors And Executive Officers as a Group
Shares which may be acquired within 60 days pursuant to stock options	1,710,000	2,844,656	677,158	79,654	362,214	429,034	114,094	7,874,524
(2)
These amounts reflect units denominated as common stock equivalents held in deferred compensation accounts for each of the named persons under our Directors Deferred Compensation Plan or our Executive Income Deferral Plan. Amounts payable under these plans to the named executive officers and other executive officers may be paid in shares of Yum common stock at termination of employment or at a time prior to termination of employment if the executive so elected or in the case of a non-employee director, when the non-employee director leaves the Board. Also included with respect to each non-employee director is 1,580 shares representing the $25,000 initial stock grant, except, however, in the case of Messrs. Ryan and Grissom who received initial grants of 852 shares and 1,027 shares, respectively, reflecting the fact that they joined the Board at different times when the stock was at a different price.

  In addition to the amounts reflected in this column, listed below are units denominated as common stock equivalents held in deferred compensation accounts which become payable at a time (a) other than at termination of employment or (b) more than 60 days from the date hereof. Pursuant to the rules of the SEC, these amounts may be included in the table.

Peter A. Bassi	Emil J. Brolick	Christian L. Campbell	Aylwin Lewis	All Directors and Executive Officers as a Group
103,312	43,509	40,561	10,178	330,294
(3)
These amounts include the following shares held pursuant to Yum's 401(k) Plan which will be subject to the voting direction of each named person at the annual meeting:

•
Mr. Novak, 14,416 shares

•
Mr. Bassi, 6 shares

•
Mr. Lewis, 23 shares

•
all directors and executive officers as a group, 29,115 shares.

(4)
This amount includes 220 shares held by Mr. Novak's spouse as custodian for their daughter and 192,000 options transferred to family members and family trusts.

(5)
This amount includes 12,000 shares held by Mr. Dimon's spouse as custodian for their minor children and 4,000 shares owned by Mr. Dimon's spouse.

(6)
Yum's window period policy prevented Ms. Hill from purchasing shares when she joined the Board in March 2003.

(7)
This amount includes 6,000 shares, of which Ms. Trujillo disclaims beneficial ownership, held by the Harman Cafes Employee Profit Sharing Trust, of which Ms. Trujillo is a trustee, and 8,000 shares owned by Harman Management Corp.

(8)
This amount includes 40 shares held by Mr. Campbell's spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of Yum common stock to file with the Securities and Exchange Commission reports of their ownership and changes in their ownership of Yum common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish Yum with copies of all ownership reports they file with the Securities and Exchange Commission. To our knowledge, based solely on a review of the copies of such reports furnished to Yum and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2002.

EXECUTIVE COMPENSATION

        The following tables provide information on compensation and stock-based awards paid, earned or awarded for the years indicated by Yum to our Chief Executive Officer and our four other most highly compensated executive officers as of the end of our 2002 fiscal year in accordance with the rules of the Securities and Exchange Commission.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards	Payouts
Name and Principal Position	Year	Salary(1)	Bonus(1)	Other Annual Compensation(2)	Securities Underlying Options/SARs (# Shares) (3)	LTIP* Payouts		All Other Compensation(5)
David C. Novak Chairman of the Board, Chief Executive Officer and President	2002 2001 2000	996,154 946,153 905,769	2,625,000 1,282,500 680,850	142,355 93,145 98,455	401,348 506,480 792,570	0 2,708,694 0	(4)	427,500 226,950 720,000
Peter A. Bassi President, YUM Restaurants International	2002 2001 2000	483,462 463,461 448,942	918,014 493,307 572,214	3,676 265 1,870	80,270 119,172 198,144	0 0 0		0 0 75,250
Emil J. Brolick (6) President and Chief Concept Officer, Taco Bell Corp.	2002 2001 2000	413,846 398,077 167,307	904,570 274,050 492,160	5,960 74,139 194,160	80,270 119,172 145,952	0 0 0		91,350 0 295,179	(7)
Christian L. Campbell Senior Vice President, General Counsel, Secretary and Chief Franchise Policy Officer	2002 2001 2000	463,846 448,846 442,212	823,922 400,950 348,435	1,838 0 0	56,190 83,422 132,096	0 0 0		0 23,229 136,500
Aylwin Lewis President, Chief Multi- Branding and Operating Officer	2002 2001 2000	445,000 382,308 340,577	826,875 358,628 256,988	34 0 158,040	155,586 119,172 132,096	0 0 0		47,817 42,831 0

*
Long-Term Incentive Plan

(1)
The amounts shown in the salary and bonus columns include compensation earned by Messrs. Novak, Bassi, Brolick, Campbell, and Lewis during 2002, including amounts deferred at their election. Bonuses are generally paid in the year following the year in which they are earned. For 2000, the bonus shown for Mr. Brolick includes a hiring bonus of $192,160 and a guaranteed bonus of $300,000. All other bonuses were determined pursuant to our Executive Incentive Compensation Plan.

(2)
This column includes the aggregate incremental cost to the Company of providing perquisites and personal benefits to the named executive officers for each of the last three years. The amounts reported in this column for 2002, 2001 and 2000, which represent at least 25% of the total amount reported for each of those three years, are (a) for 2002: personal use of Company aircraft for Mr. Novak ($67,547); (b) for 2001: personal use of the Company aircraft for Mr. Novak ($25,114) and Mr. Brolick ($33,283), Company car allowance for Mr. Novak ($27,500) and Mr. Brolick ($27,500) and tax planning for Mr. Novak ($29,057); and (c) for 2000: personal use of Company aircraft for Mr. Novak ($32,277), Company car allowance for Mr. Novak ($16,000), tax planning for

  Mr. Novak ($20,000) and reimbursement for moving expenses for Mr. Brolick ($122,393) and Mr. Lewis ($96,387).

(3)
The stock options listed in this column were granted under our Long Term Incentive Plan. No stock appreciation rights were granted in 2000 through 2002. All grants are listed after consideration of the Company's 2:1 stock split which occurred in June 2001.

(4)
This amount reflects the cash payout on performance restricted stock units under the 1997 Long Term Incentive Plan.    This performance restricted stock unit grant was awarded in 1997 following the spin-off of the Company from PepsiCo. The award was subject to the Company attaining a pre-determined pre-tax earnings threshold, and was intended to compensate Mr. Novak for the value of PepsiCo options forfeited at spin-off. After certifying attainment of the criteria, the Compensation Committee elected to make the payment to Mr. Novak in cash.

(5)
These amounts represent preferential earnings on deferred compensation under the Executive Income Deferral Plan which is subject to forfeiture (as is the underlying deferred compensation) if the participant voluntarily terminates employment prior to the second anniversary of the deferral, except however in the case of a participant's retirement in which case the preferential earnings are earned on a pro rata basis if retirement occurs within one year of the deferral. If retirement occurs more than one year after the deferral, the participant receives the preferential earnings in accordance with the election filed by the participant.

(6)
Mr. Brolick joined Yum on July 18, 2000.

(7)
This amount represents a payment to Mr. Brolick for income he forfeited from his previous employer upon joining the Company.

Stock Option Grants

        The following table presents information with respect to stock option grants that were made during the fiscal year ended December 28, 2002 to Messrs. Novak, Bassi, Brolick, Campbell, and Lewis. All options granted in 2002 were non-qualified stock options, and no stock appreciation rights were granted in 2002.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (# Shares) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)(2)	Expiration Date	Grant Date Present Value($)(3)
David C. Novak	401,348	5.78	24.4075	12/31/11	4,029,534
Peter A. Bassi	80,270	1.16	24.4075	12/31/11	805,911
Emil J. Brolick	80,270	1.16	24.4075	12/31/11	805,911
Christian L. Campbell	56,190	0.81	24.4075	12/31/11	564,148
Aylwin Lewis	80,270	1.16	24.4075	12/31/11	805,911
	75,316	1.08	26.555	1/24/12	819,438

(1)
2002 option grants specified above become exercisable in 25% increments beginning December 31, 2002, except that 75,316 options granted to Mr. Lewis become exercisable on January 24, 2006. The terms of each option grant provide that, if specified corporate control changes occur, all outstanding stock options become exercisable immediately.

(2)
The exercise price shown is the average of the high and low sales price of Yum's common stock on the date of grant.

(3)
We determined the grant date present values using the Black-Scholes option pricing model. The Black-Scholes present value per option was $10.04, except that the present value per option of

  Mr. Lewis' grant that expires 1/24/12 was $10.88. We used the following assumptions in calculating the Black-Scholes present value for each option:

  •
  options are assumed to be exercised on average at year six;

  •
  volatility is 33.9% based on the daily closing stock prices from October 7, 1997 to December 27, 2002 for Yum, and the monthly closing stock prices for the last six years for McDonald's Corporation and Wendy's International, Inc.;

  •
  the risk-free rate of return is 4.3581% based on the five-year zero coupon treasury average yield for December 2001; however, in the case of Mr. Lewis' grant that expires 1/24/12 we assumed a risk-free rate of return of 4.2773% based on the five-year zero coupon treasury average yield for January 2002; and

  •
  the dividend yield is 0%.

        We did not take any further discount to the resulting option value to give effect (1) to the fact that the options are not freely transferable or (2) to the potential forfeiture of the options, or (3) to the fact that we have stock ownership guidelines.

Stock Option Exercises and Holdings

        The following table presents information with respect to stock options exercised during the last fiscal year by Messrs. Novak, Bassi, Brolick, Campbell, and Lewis, as well as the status and current value of unexercised stock options held by them as of December 28, 2002. We have not granted any stock appreciation rights to Messrs. Novak, Bassi, Brolick, Campbell, or Lewis.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
	Shares Acquired on Exercise (# Shares)					Value of Unexercised In-The-Money Options at Fiscal Year-End
Name		Value Realized($)
			Exercisable		Unexercisable	Exercisable	Unexercisable
David C. Novak	0	0	2,106,720	(2)	2,859,666	$21,484,425	$16,467,382
Peter A. Bassi	0	0	512,328		482,768	5,904,688	2,508,134
Emil J. Brolick	0	0	29,794		315,600	218,613	2,176,171
Christian L. Campbell	0	0	242,146		336,016	1,990,535	1,699,344
Aylwin Lewis	26,000	459,327	306,784		449,450	3,370,062	1,887,958

(1)
The value of in-the-money options is based on the $24.12 per share closing price of Yum common stock on December 27, 2002 (the last trading day prior to Yum's fiscal year-end), less the exercise price of the options.

(2)
The Compensation Committee of the Board of Directors amended a portion of these options in May of 1999 to permit 667,984 options to be transferred to family members and family trusts once they became exercisable.

Pension Plans

        We have adopted the Yum Retirement Plan and the Yum Pension Equalization Plan. The annual benefits payable under these plans to employees hired prior to October 1, 2001 who have five or more years of service at age 65 are equal to 3% of the employee's highest consecutive five-year average annual earnings multiplied by years of credited service up to ten years of credited service plus an additional 1% of the employee's highest consecutive five-year average annual earnings for each additional year of credited service over ten years, less .43% of final average earnings not to exceed Social Security covered compensation multiplied by years of service (not to exceed 35 years).

        Under the Yum Retirement Plan and the Yum Pension Equalization Plan, when an executive retires at the normal retirement age (65), the approximate annual benefits payable after January 1, 2003 for the following pay classifications and years of service are expected to be:

	Years of Service
Remuneration
	15	20	25	30	35
$700,000	242,485	276,646	310,808	344,969	379,131
$1,000,000	347,485	396,646	445,808	494,969	544,131
$1,250,000	434,985	496,646	558,308	619,969	681,631
$1,500,000	522,485	596,646	670,808	744,969	819,131
$1,750,000	609,985	696,646	783,308	869,969	956,631
$2,000,000	697,485	796,646	895,808	994,969	1,094,131
$2,250,000	784,985	896,646	1,008,308	1,119,969	1,231,631
$2,500,000	872,485	996,646	1,120,808	1,244,969	1,369,131

        The years of credited service and covered compensation under the Yum Retirement Plan and Yum Pension Equalization Plan for Messrs. Novak, Bassi, Brolick, Campbell and Lewis are as follows:

	David C. Novak	Peter A. Bassi	Emil J. Brolick	Christian L. Campbell	Aylwin Lewis
Years of Credited Service	16	30	3	5	12
Covered Compensation	$2,462,479	$1,090,000	$692,986	$986,350	$720,006

Employment Agreements and Change in Control Agreements

        Change in Control Agreements.    Change in control severance agreements are in effect between Yum and certain key executives (including Messrs. Novak, Bassi, Brolick, Campbell and Lewis). These agreements were effective as of July 21, 1998, and have been general obligations of Yum since that date, and provide, generally, that if, within two years subsequent to a change in control of Yum, the employment of the executive is terminated (other than for cause, or for other limited reasons specified in the change in control severance agreements), or if the executive terminates employment for Good Reason (defined in the change in control severance agreements to include a diminution of duties and responsibilities or benefits), the executive will be entitled to receive a severance payment consisting of:

  •
  a proportionate bonus assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination, and

  •
  two times the sum of the Executive's base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the company.

        If payments had been made at December 28, 2002, the total of such severance payments under the second item above (two times the sum of base salary and bonus for the preceding year) to each of our executives with change in control agreements would have been:

David C. Novak	$4,565,000
Peter A. Bassi	$1,956,614
Emil J. Brolick	$1,452,500
Christian L. Campbell	$1,731,900
Aylwin Lewis	$1,617,256

        In addition, the agreements provide that in the event an executive becomes entitled to receive a severance payment and other severance benefits and such severance payment and benefits are subject to an excise tax, the executive may become entitled to receive an additional payment in an amount such that after the payment of all income and excise taxes, the executive will be in the same after-tax position as if no excise tax had been imposed. The change in control severance agreements have a three-year term and are automatically renewable each January 1 for another three-year term. An executive whose employment is not terminated within two years of a change of control will not be entitled to receive any severance payments under the change in control severance agreements. In addition to such severance payments, we will also provide the executive with outplacement services for up to one year following termination.

        Employment Agreement.    The Company entered into an employment agreement with Christian L. Campbell in September 1997, under which he will serve as Yum's Senior Vice President, General Counsel and Secretary. The agreement provides that upon achieving normal retirement age status (age 55 and at least 10 years of credited service with Yum), the Company will add five years of credited service to Mr. Campbell's benefit under the Yum Retirement Plan and Yum Pension Equalization Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means the Company is referring you to information that has been previously filed with the Securities and Exchange Commission and that this information should be considered as part of the filing you are reading. The Compensation Committee Report, Audit Committee Report and Stock Performance Graph in this proxy statement are not incorporated by reference into any other filings with the Securities and Exchange Commission.

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

What are the basic principles of our executive compensation programs?

        The Compensation Committee is responsible for assisting the Board of Directors in monitoring the Company's compensation arrangements with a view to ensuring that the Company continues to attract and retain highly qualified management through competitive compensation programs, and encouraging extraordinary results through incentive awards. The Compensation Committee establishes basic principles related to the compensation programs of the Company and provides oversight for compensation programs for senior executive officers. The principles include building a strong relationship between shareholder return and executive compensation. Particular emphasis is placed on share ownership for senior executives and middle management. In addition, the Compensation Committee places a high emphasis on incentive compensation, in particular long-term incentives, and providing an overall level of remuneration which is competitive and reflective of performance.

What are the components of our executive compensation program?

        In administering senior executive officer compensation, the Compensation Committee has established a compensation program tailored for the restaurant industry that is designed to reward superior performance. The Compensation Committee implemented this program when the Company was founded in 1997 and has retained its key features in subsequent years. For 2002, the Compensation Committee believes that this program continues to be the best means to encourage superior performance. The Compensation Committee's objective is to establish a program which aligns the interests of shareholders and executives. As such, the Compensation Committee has established stock ownership guidelines for the 600 most senior executives and managers. The guidelines vary from around 7.5 times salary to 0.2 times salary and assume that affected employees will meet or exceed the guidelines within five years of being appointed to their position. The Company's long-term stock option program is focused on attracting, retaining and motivating the best executives in the industry. Through year-end 2002, all executive officers are on or above trend to meet the ownership guidelines. Over 96% of all other senior executives and managers are also on or above trend.

        Senior Human Resources management of the Company present proposals and recommendations on senior executive officer compensation to the Compensation Committee for their review and evaluation. To establish compensation targets, the Compensation Committee uses data provided by the Company which is obtained from independent consultants. The data reflect compensation practices of premier companies from the restaurant, service, consumer goods, and retail sectors (the "comparator group") who participate in widely distributed surveys. The Compensation Committee believes that targeting compensation at a level comparable to other large companies appropriately reflects the labor market for Company executives. Base pay is targeted at the median level for the comparator group. Annual incentive compensation targets are targeted at the 75th percentile for the comparator group. Long-term incentives are targeted at the median for executives and managers who are achieving their ownership guideline. Companies in the comparator group may be included in the S&P Restaurants Index used in the performance graph included in this Proxy Statement; however, the comparator group is not made up exclusively of companies used in that index. As the Company recruits senior executives from outside the restaurant industry and retains executives against offers from outside the restaurant industry, the Compensation Committee believes that the broad-based comparator group is a more appropriate basis for comparison.

How are executive officers compensated?

  Base Salaries

        The Compensation Committee approved the Company's executive compensation salary structure for 2002. Base salaries were established around a targeted pay level for each position within each job group. Each position's salary range is established based on the median level of base compensation for similar positions in the survey data. The 2002 increases to base salaries were set within the prescribed salary range based on an assessment of factors including individual performance, responsibilities and experience. This assessment is not subject to weightings or formulas.

  Annual Cash Incentives

        The Company established the Executive Incentive Compensation Plan ("EICP") to motivate the attainment of annual performance objectives. The performance requirement under the EICP is based upon attainment of a pre-established earnings per share ("EPS") target (adjusted for certain nonrecurring events). No payment is made if a minimum EPS target is not met. Once the EPS target is achieved, the participant is eligible to receive an overall maximum incentive award attributable to the level of EPS attained. The Compensation Committee has discretion to decrease (but not increase) the amount payable. Pursuant to the terms of the EICP, the Compensation Committee certified results against performance objectives and approved annual incentive awards.

        In exercising its discretion to determine the annual incentives of executive officers (subject to the overall maximums), the Compensation Committee reviews actual performance against consolidated or relevant operating company and individual goals and objectives. These goals and objectives are used to establish a minimum level, a target level, and a maximum level of performance. The restaurant company goals and objectives for executive officers in 2002 included profit objectives, same store sales growth, restaurant development, customer satisfaction and growth objectives. Profit objectives are derived through various assumptions including an appropriate return on invested capital. For each objective, no payment is made if performance fails to meet the minimum level for that objective. Actual performance is measured relative to these levels for each objective in order to determine a percentage. This percentage and each participant's individual performance percentage are applied to each participant's predetermined target incentive amount in determining a participant's actual incentive award which may not exceed the overall maximum. Depending on actual operating company and individual performance, the percentage can range from 0 to 300% of the target incentive amount. This same formula is applied to determine incentive awards of eligible non-executive officers; however, each operating company also has financial targets based on one or more of the following measures: system sales growth, profit, same store sales growth, restaurant development, customer satisfaction, and growth objectives.

        In keeping with the Company's emphasis on executive stock ownership, executives have the opportunity to defer all or a portion of their annual incentives into phantom shares of Yum common stock at a discount; however, to receive payment of these shares, participating executives must continue employment with the Company for two years following the deferral or meet certain retirement or disability criteria.

  Long-Term Incentives

        The Company provides long-term incentives through the Company's Long Term Incentive Plans ("LTIP"). The Compensation Committee believes that stock ownership by executive and middle management is essential for aligning management's interest with that of shareholders.

        Under the LTIP, the Compensation Committee provides long-term incentive awards in the form of stock options and, from time to time, restricted shares. Stock options are the primary long-term incentive of the Company. The number of options granted to each executive officer is related to the market data for his or her job and the performance of the executive. For executive officers these grants were based on the individual's anticipated achievement of their stock ownership guidelines, responsibilities, performance, and future potential. Each option was granted at not less than the fair market value of the underlying Yum common stock on the date of grant. For 2002, each regular grant of an option vests at a rate of 25% per year and has a term of ten years. From time to time, Chairman award stock option grants are made to selected employees in addition to the market based grant in recognition of superlative performance and having an extraordinary impact on business results. These stock options may vest after four years or 25% per year.

How is the chief executive officer compensated?

        For 2002, Mr. Novak's annual salary was set at $1 million. The amount was determined based on a comparison with other firms in the comparator group. This salary is targeted at the median for the survey group. The difference between the amount shown on the summary compensation table and the $1 million reflects the fact that this salary did not become effective until January 27, 2002.

        Mr. Novak's 2002 stock option grant is reflective of market data for the Chairman and Chief Executive Officer position.

        Mr. Novak was awarded an annual incentive of $2,625,000 for 2002. This award reflected the amount payable under the EICP as a result of Yum's attainment of the Compensation Committee's pre-established EPS target for 2002, as modified by the Compensation Committee (as described above under Annual Cash Incentives) to reflect other Yum and individual performance factors. The Yum performance factors related to pre-established EPS, systems sales, restaurant development and customer satisfaction objectives. The individual performance factors considered by the Committee related to Yum's 2002 EPS, same store sales, international store unit growth, return on invested capital, building growth drivers, people management, and strategic leadership of major initiatives. The Committee determined that Mr. Novak's individual performance was at a level producing the highest individual performance factor that the Committee could award under its pre-established objectives.

How does Internal Revenue Code Section 162(m) affect our executive compensation?

        Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limit the tax deduction for compensation in excess of one million dollars paid to certain executive officers. However, performance-based compensation can be excluded from the limit so long as it meets certain requirements. The Compensation Committee believes the EICP and LTIP satisfy the requirements for exemption under the Internal Revenue Code Section 162(m). Payments made under these plans qualify as performance-based compensation and constitute the majority of aggregate annual incentive payments for the named executive officers.

        For 2002, the annual salary paid to Mr. Novak and the other named executive officers were in each case less than one million dollars. The 2002 annual incentives were all paid pursuant to the EICP and will, therefore, be deductible. To the extent any of the named executive officers defer their annual incentives into phantom shares of Yum common stock at a discount, the annual incentives are no longer qualified under Section 162(m); however, they will be deductible when paid, since they will be paid after each executive's retirement or termination of employment or when the executive is no longer a named executive officer. The stock option awards made under the terms of the LTIP are exempt as performance-based compensation for purposes of calculating the one million dollar limit. Due to the Company's focus on performance-based compensation plans and the deferral of compensation by certain executive officers, the

Compensation Committee expects to continue to qualify most compensation paid to the named executive officers as tax deductible.

Summary

        The Compensation Committee believes that the compensation programs of the Company are well structured to encourage attainment of objectives and foster a shareholder perspective in management, in particular through employee share ownership. The Committee feels that the awards made in 2002 were competitive and appropriate, and serve shareholders' long-term interests.

Who prepared this report?

        This report has been furnished by the members of the Compensation Committee:

•Robert J. Ulrich, Chair	•Thomas L. Ryan
•D. Ronald Daniel	•John L. Weinberg
•Kenneth G. Langone

STOCK PERFORMANCE GRAPH

        This graph compares the cumulative total return of our common stock to the cumulative total return of the S&P 500 Stock Index and the S&P Restaurants Index for the period from December 26, 1997, to December 27, 2002, the last trading day of our fiscal year. The graph assumes that the value of the investment in our common stock and each index was $100 at December 26, 1997 and that all dividends were reinvested. The companies included in the S&P Restaurants Index in addition to Yum were as follows: McDonald's Corporation, Wendy's International, Inc., Darden Restaurants, Inc. and Starbucks Corporation.

	December 26, 1997	December 24, 1998	December 23, 1999	December 29, 2000	December 28, 2001	December 27, 2002
Yum	100	168	134	117	174	170
S & P 500	100	131	156	141	124	93
S & P Restaurants	100	163	167	150	135	99

AUDIT COMMITTEE REPORT

Who serves on the audit committee of the board of directors?

        The members of the committee are Sidney Kohl, Chair, James Dimon, Massimo Ferragamo, J. David Grissom, Robert Holland, Jr. and Jackie Trujillo. Each member of the committee is independent under the current rules of the New York Stock Exchange.

What document governs the activities of the audit committee?

        The committee operates under a written charter adopted by the Board of Directors. The committee's responsibilities are set forth in a written charter which was amended and restated effective March 20, 2003. The amended and restated charter can be found at Exhibit A.

What are the responsibilities of the audit committee?

        The committee's responsibilities include oversight of the Company's independent auditors and internal auditors as well as oversight of management's conduct in the Company's financial reporting process. The committee also has sole authority over the selection of the Company's independent auditors. The committee requests shareholder authorization of its selection of KPMG LLP.

        The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The committee's responsibility is to monitor and review these processes. It is not the committee's duty or responsibility to conduct audits or accounting reviews or procedures. The committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

What matters have members of the audit committee discussed with management and the independent auditors?

        The committee met and held discussions with management and the independent auditors. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The committee has reviewed and discussed with management and the independent auditors the disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements, and the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

        The Company's independent auditors also provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the committee discussed with the independent auditors that firm's independence.

        The committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors' independence.

Has the audit committee made a recommendation regarding the audited financial statements for fiscal 2002?

        Based on the committee's discussion with management and the independent auditors and the committee's review of the representation of management and the report of the independent auditors to the

Board of Directors, the committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002 for filing with the Securities and Exchange Commission.

Who prepared this report?

This report has been furnished by the members of the Audit Committee*:

Sidney Kohl, Chairperson James Dimon Massimo Ferragamo	Robert Holland, Jr. Jackie Trujillo

*Mr. Grissom was not appointed to the committee until January 2003 and, therefore, is not signing this report which covers 2002.

ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

        Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained MacKenzie Partners, Inc. to act as a proxy solicitor for a fee estimated to be $11,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

        Yum shareholders with shares registered directly in their name may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide shareholders with added convenience and to reduce annual report printing and mailing costs.

        To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

        To elect this option, go to website http://www.econsent.com/yum. Shareholders who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the Internet.

        If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing, or by e-mailing our Transfer Agent, EquiServe Trust Company, N.A., at: P. O. Box 43016, Providence, Rhode Island 02940-3016; http://www.equiserve.com. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail EquiServe Trust Company, N.A.

        Note: You may also access Yum! Brands' Annual Report electronically by logging on to www.yum.com/investors/annualreport.htm. Both PDF and on-line interactive versions are available at this site.

May I propose actions for consideration at next year's annual meeting of shareholders or nominate individuals to serve as directors?

        Shareholder Proposals.    Shareholders who intend to present proposals for consideration at the 2004 Annual Meeting of Shareholders, and who wish to have their proposals included in Yum's proxy statement and proxy card for that meeting, must be certain that their proposals are received by our corporate secretary at our principal executive offices in Louisville, Kentucky on or before December 3, 2003. Proposals should be sent to: Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. All proposals must also comply with the applicable requirements of the federal securities laws and our Bylaws in order to be included in the proxy statement and proxy card for the 2004 Annual Meeting.

        In order for a shareholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by our corporate secretary no later than February 16, 2004, and shall contain such information as required under Yum's Bylaws.

        Nominations for Director Candidates.    Shareholders may propose director candidates for consideration by the Nominating Committee of our Board of Directors. In addition, our Bylaws permit shareholders to nominate directors at a shareholder meeting. To make a director nomination at the 2004 Annual Meeting, a shareholder must notify Yum's Secretary no later than February 16, 2004. The notice must meet all other requirements contained in our Bylaws.

        Bylaw Provisions.    You may contact Yum's Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

EXHIBIT A

YUM! Brands, Inc.

Charter of the Audit Committee of the Board of Directors

(As Amended and Restated Effective as of March 20, 2003)

I.    Name

There will be a committee of the Board of Directors (the "Board") of YUM! Brands, Inc. (the "Company") to be known as the Audit Committee (the "Committee").

II.    Committee Purpose

The Committee is appointed by the Board to assist the Board in its oversight of: (A) the integrity of the financial statements of the Company, (B) the Company's compliance with legal and regulatory requirements, (C) the independent auditors' qualifications and independence, and (D) the performance of the Company's internal audit function and independent auditors. The Committee shall have responsibility and authority with respect to the matters set forth in this charter for the Company and its subsidiaries.

III.    Committee Membership

  1.
  The Committee shall have at least three (3) members at all times, each of whom shall satisfy the applicable independence, experience and financial expertise/literacy requirements of the New York Stock Exchange ("NYSE") and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder.

  2.
  The Board shall appoint the members of the Committee annually, and shall designate the Chairman of the Committee. Each member of the Committee shall serve until the earlier to occur of the date he or she is replaced by the Board, resigns from the Committee or resigns from the Board. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the applicable independence, experience and financial expertise/literacy requirements referred to above. Except as expressly provided in this charter or the by-laws of the Company or the Corporate Governance Guidelines of the Company, or as otherwise provided by law or the rules of the NYSE, the Committee shall fix its own rules of procedure.

  3.
  No Director may serve as a member of the Committee if he or she serves on the audit committee of more than three public companies unless the Board determines that such simultaneous service would not impair his or her ability to effectively serve on the Committee, and discloses this determination in the Company's annual proxy statement. No member of the Committee may receive any compensation from the Company other than Director's fees, which may be received in cash, stock options or other in-kind consideration.

IV.    Meetings of Committee

  1.
  The Committee shall meet at least four (4) times each fiscal year, and at such other times as are necessary to perform the functions described in this charter. The Committee shall maintain minutes or other records of its meetings and activities, and shall make regular reports to the Board.

  2.
  The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

V.    Committee Authority and Responsibilities

  1.
  The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee and assist in carrying out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Company shall provide for payment for such services and investigations, as determined by the Committee.

  2.
  The Committee shall meet periodically by itself, with management, with the internal auditors and with the independent auditors in separate executive sessions in furtherance of its purposes.

  3.
  The Committee shall, with the assistance of management, the independent auditors and legal counsel, as the Committee deems appropriate, review and evaluate, at least annually, this charter and the Committee's performance, and report and make appropriate recommendations to the Board with respect thereto.

  4.
  The Committee shall prepare the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement. The Committee shall ensure inclusion of its then current charter in its annual proxy statement at least once every three years in accordance with regulations of the SEC.

  5.
  In performing its functions, the Committee shall undertake those additional tasks and responsibilities that, in its judgment, would most effectively contribute to and implement the purposes of the Committee. The following functions will be periodically performed by the Committee in carrying out its oversight responsibility:

  A.
  Review and discuss with management and the independent auditors, as applicable,

  (i)
  critical accounting policies and practices and major issues regarding accounting principles and financial statement presentations, including any significant changes or choices in the Company's application of accounting principles;

  (ii)
  the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

  (iii)
  analyses prepared by management or the independent auditors setting forth significant financial reporting issues, estimates and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative accounting treatments of financial information within accounting principles generally accepted in the United States of America ("GAAP");

  (iv)
  any management letter provided by the independent auditors and the Company's response to that letter;

  (v)
  other material written communications between the independent auditors and management,

  (vi)
  any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent auditors' activities or on access to requested information and management's response thereto; and

  (vii)
  the effect of evolving regulatory and accounting issues, as well as off-balance sheet arrangements, on the financial statements of the Company.

  B.
  Discuss generally with management earnings press releases, as well as the types of financial information and earnings guidance provided to analysts and rating agencies.

    C.
    Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

    D.
    Review at least annually the exceptions noted in the reports to the Audit Committee by the internal and independent auditors, and the progress made in responding to the exceptions.

    E.
    Discuss with management and the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were passed as immaterial or otherwise.

    F.
    Review with management and the General Counsel the Company's system for assessing whether the Company's financial statements, reports and other financial information required to be disseminated to the public and filed with governmental organizations satisfy the requirements of the SEC and NYSE.

    G.
    Establish policies for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

    H.
    Review related party transactions and potential conflict of interest situations where appropriate.

    I.
    Review the Company's accounting and financial management succession planning.

    J.
    Ensure that the Company maintains an internal audit function.

    K.
    Discuss with the independent auditors the internal audit department and its audit plan, responsibilities, budget and staffing.

    L.
    Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

    M.
    Review disclosures made by the Company's principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

  6.
  The Committee shall review and consider other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

VI.    Oversight of Independent Auditors

  1.
  The Committee shall have the sole authority to appoint or replace the independent auditors, and shall approve in advance all audit and non-audit engagement fees and terms with the independent auditors. The Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a specified member or members of the Committee. In its capacity as a committee of the Board, the Committee shall be directly responsible for the oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or audit related work, and the independent auditors shall report directly to the Committee.

  2.
  The Committee shall not approve the engagement of the independent auditors to render non-audit services prohibited by law or rules and regulations promulgated by the SEC. The

    Committee shall consider whether the provision of non-audit services is compatible with maintaining the independent auditors' independence, including, but not limited to, the nature and scope of the specific non-audit services to be performed and whether the audit process would require the independent auditors to review any advice rendered by the independent auditors in connection with the provision of non-audit services.

  3.
  The following functions will be periodically performed by the Committee in carrying out its oversight responsibility with respect to the independent auditors:

  A.
  Review the scope, plan and procedures to be used on the annual audit, as recommended by the independent auditors.

  B.
  Prior to filing the Company's Form 10-K, review and discuss with the independent auditors and management the Company's annual audited financial statements, the disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

  C.
  Prior to filing the Company's Form 10-Q, review and discuss with the independent auditors and management the Company's quarterly financial statements, the disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" or similar disclosures, and any matters described in the quarterly review letter from the independent auditors, including the results of the independent auditors' reviews of the quarterly financial statements.

  D.
  Obtain and review a report from the independent auditors at least annually regarding (i) the independent auditors' internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues.

  E.
  Evaluate the qualifications, performance and independence of the independent auditors, including a review and evaluation of the lead partner of the independent auditors and taking into account the opinions of management and the Company's internal auditors.

  F.
  Receive from the independent auditors at least annually a written report delineating all relationships between the independent auditors and the Company which may impact the objectivity and independence of the independent auditors. The report shall include a description of all services provided by the independent auditors and the related fees. The Committee shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors, and recommend that the Board take action to satisfy itself of the independence of the independent auditors.

  G.
  Ensure that the lead audit partner of the independent auditors, the audit partner responsible for reviewing the audit and any other partners of the independent auditors who perform audit services for the Company are rotated at least every five years to the extent required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, and further consider rotation of the independent audit firm.

  H.
  Review any reports of the independent auditors mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the independent auditors any information with respect to illegal acts in accordance with Section 10A.

VII.    Compliance with Laws, Regulations and Policies

The Committee will assist the Board in the oversight of the Company's compliance with policies and procedures addressing legal and ethical concerns. The following functions are some of the common recurring activities of the Committee in carrying out this oversight responsibility:

  1.
  Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Worldwide Code of Conduct and Policy on Conflict of Interest.

  2.
  Obtain reports from management, the Company's Vice President, Audit, and General Counsel as to whether the Company and its subsidiaries and affiliated entities are in conformity with applicable legal requirements and the Company's Worldwide Code of Conduct and Policy on Conflict of Interest. Review annual compliance solicitation regarding these policies with the Vice President, Audit.

  3.
  Review with the Company's General Counsel legal or regulatory matters that may have a material impact on the Company's financial statements, compliance programs and policies and any material reports or inquiries relating to financial, accounting or other matters received from regulators or governmental agencies.

  4.
  Review with the Company's Vice President, Audit, on an annual basis, the Company's officers' travel and entertainment spending and use of the corporate aircraft to ensure expenditures and usage are appropriate and accounted for properly.

  5.
  Periodically review the rules promulgated by the SEC and NYSE relating to the qualifications, activities, responsibilities and duties of audit committees and shall take, or recommend that the Board take, appropriate action to comply with such rules.

VIII.    Oversight of Internal Auditors

The Committee shall:

  1.
  Review the internal audit function of the Company, including the independence, competence, staffing adequacy and authority of the function, the ability of the function to raise issues to the appropriate level of authority, the reporting relationships among the internal auditor, financial management and the Committee and the internal audit reporting obligations.

  2.
  Review the proposed internal audit plans for the coming year, the coordination of such plans with the independent auditors and the progress against such plans.

  3.
  Review on an annual basis a summary of significant comments and management's responses thereon from completed internal audits.

  4.
  Review the appointment, performance and replacement of the Vice President, Audit (or anyone of equivalent title and responsibility).

IX.    Definition of Committee's Roles

The Committee's principal responsibility is one of oversight. The Company's management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing and/or reviewing those financial statements. While the Committee has the powers and responsibilities set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate, and present fairly the financial position, the results of operations and the cash flows of the Company, in compliance with GAAP. This is the responsibility of management and/or the independent auditors. In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. Nor is it the responsibility of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's Worldwide Code of Conduct.

EXHIBIT B

YUM! BRANDS, INC.
LONG TERM INCENTIVE PLAN
(As Amended Through the First Amendment)

SECTION 1
GENERAL

1.1.    PURPOSE.    YUM! Brands, Inc. Long Term Incentive Plan (the "Plan") has been established by YUM! Brands, Inc. (the "Company" or "YUM!") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) align the interests of Participants with those of the Company's shareholders.

1.2.    PARTICIPATION.    Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

1.3.    OPERATION, ADMINISTRATION, AND DEFINITIONS.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

SECTION 2
OPTIONS AND SARS

2.1.    DEFINITIONS.

        (a)  The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price and during a specified time established by the Committee. Any Option granted under this Section 2 may be either a non-qualified option (an "NQO") or an incentive stock option (an "ISO"), as determined in the discretion of the Committee. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code.

        (b)  A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2.    EXERCISE PRICE.    The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

2.3.    EXERCISE.    An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4.    PAYMENT OF OPTION EXERCISE PRICE.    The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

        (a)  Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

        (b)  The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

        (c)  The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5.    SETTLEMENT OF AWARD.    Settlement of Options and SARs is subject to subsection 4.7.

2.6.    NO REPRICING, CANCELLATION, OR RE-GRANT OF OPTIONS.    Except for adjustments pursuant to subsection 4.2(f) (relating to adjustment of shares), the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration in exchange for the grant of a new Option with a lower exercise price.

SECTION 3
OTHER STOCK AWARDS

3.1.    DEFINITIONS.

        (a)  A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

        (b)  A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

        (c)  A "Performance Unit" Award is a grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

        (d)  A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2.    RESTRICTIONS ON AWARDS.    Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

        (a)  Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

        (b)  If the right to become vested in a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Performance Unit Award is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting of the Award shall be not less than two years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, retirement, change in control or involuntary termination).

        (c)  The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures, as selected by the Committee: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; revenues; stock price; or total shareholder return. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets. For Awards under this Section 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

SECTION 4
OPERATION AND ADMINISTRATION

4.1.    EFFECTIVE DATE.    The Plan shall be effective as of May 20, 1999 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

4.2    The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

        (a)  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares (to the extent permitted by law), including shares purchased in the open market or in private transactions.

        (b)  Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 29,800,000; and for purposes of applying the limitations of this paragraph (b), each share of Stock delivered pursuant to Section 3 (relating to Other Stock Awards) shall be counted as covering two shares of Stock, and shall reduce the number of shares of Stock available for delivery under this paragraph (b) by two shares except, however, in the case of restricted shares or restricted units delivered pursuant to the settlement of earned annual incentives, each share of Stock shall be counted as covering one share of Stock and shall reduce the number of shares of Stock available for delivery by one share.

        (c)  To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

        (d)  If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

        (e)  Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

          (i)    The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 4,500,000 shares during any five calendar-year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering one share of Stock for purposes of applying the limitations of this paragraph (i).

          (ii)  For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 1,500,000 shares of Stock may be subject to such Awards granted to any one individual during any five-calendar-year period (regardless of when such shares are deliverable). If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferred period shall be disregarded.

          (iii)  The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Other Stock Awards) shall be 6,000,000 shares except that Stock Units or Restricted Shares granted with respect to the deferral of annual cash incentive awards under the Company's deferral plan will not count towards this maximum.

          (iv)  For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than $4,000,000 may be subject to such Awards granted to any one individual during any one-calendar-year period (regardless of when such amounts are deliverable). If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

        (f)    In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

4.3.    GENERAL RESTRICTIONS.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

        (a)  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

        (b)  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4.    TAX WITHHOLDING.    All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

4.5.    GRANT AND USE OF AWARDS.    In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6.    DIVIDENDS AND DIVIDEND EQUIVALENTS.    An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7.    SETTLEMENT AND PAYMENTS.    Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8.    TRANSFERABILITY.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9.    FORM AND TIME OF ELECTIONS.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10.    AGREEMENT WITH COMPANY.    An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

4.11.    ACTION BY COMPANY OR SUBSIDIARY.    Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more non-employee members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company, or by any employee of the Company or any Subsidiary who is delegated by the board of directors authority to take such action.

4.12.    GENDER AND NUMBER.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13.    LIMITATION OF IMPLIED RIGHTS.

        (a)  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

        (b)  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.14.    EVIDENCE.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 5
CHANGE IN CONTROL

        Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, the Committee may provide under the terms of any Award that upon the occurrence of a Change in Control:

        (a)  All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

        (b)  All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

        (c)  All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares (including any Award payable in Stock which is granted in conjunction with a Company deferral program) shall become fully vested.

SECTION 6
COMMITTEE

6.1.    ADMINISTRATION.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist solely of two or more non-employee members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. As of the date this Plan is adopted, the Committee shall mean the Compensation Committee of the Board of Directors.

6.2.    POWERS OF COMMITTEE.    The Committee's administration of the Plan shall be subject to the following:

        (a)  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

        (b)  To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

        (c)  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

        (d)  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

        (e)  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

6.3.    DELEGATION BY COMMITTEE.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Until action to the contrary is taken by the Board or the Committee, the Committee's authority with respect to Awards and other matters concerning Participants below the Partners Council or Executive Officer level is delegated to the Chief Executive Officer or the Chief People Officer of the Company.

6.4.    INFORMATION TO BE FURNISHED TO COMMITTEE.    The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.5    MISCONDUCT.    If the Committee determines that a present or former employee has (i) used for profit or disclosed to unauthorized persons, confidential or trade secrets of YUM!; (ii) breached any contract with or violated any fiduciary obligation to YUM!; or (iii) engaged in any conduct which the Committee determines is injurious to the Company, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan, provided, however, that during the pendency of a Potential Change in Control and as of and following the occurrence a Change in Control, no outstanding awards under the Plan shall be subject to forfeiture pursuant to this Section 6.5. A "Potential Change in Control"

shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

        A "Potential Change in Control" shall exist during any period in which the circumstances described in items (i), (ii), (iii) or (iv), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

          (i)    The Company or any successor or assign thereof enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; provided that a Potential Change in Control described in this item (i) shall cease to exist upon the expiration or other termination of all such agreements.

          (ii)  Any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; provided that a Potential Change in Control described in this item (ii) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the Board that there is no reasonable chance that such actions would be consummated.

          (iii)  Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates). However, a Potential Change in Control shall not be deemed to exist by reason of ownership of securities of the Company by any person, to the extent that such securities of the Company are acquired pursuant to a reorganization, recapitalization, spin-off or other similar transactions (including a series of prearranged related transactions) to the extent that immediately after such transaction or transactions, such securities are directly or indirectly owned in substantially the same proportions as the proportions of ownership of the Company's securities immediately prior to the transaction or transactions.

          (iv)  The Board adopts a resolution to the effect that, for purposes of this Plan, a potential change in control exists; provided that a Potential Change in Control described in this item (iv) shall cease to exist upon a reasonable determination by the Board that the reasons that give rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

SECTION 7
AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan, provided that (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; (ii) no amendments may increase the limitations on the number of shares set forth in subsections 4.2(b) and 4.2(e) or decrease the minimum Option or SAR Exercise Price set forth in subsection 2.2 unless any such amendment is approved by the Company's shareholders; (iii) the provisions of subsection 2.6 (relating to Option repricing) may not be amended, unless any such amendment is approved by the Company's shareholders; (iv) no amendment may expand the definition of Eligible Individual in subsection 8(e), unless any such amendment is approved by the Company's shareholders; (v) no amendment may decrease the minimum restriction or performance period set forth in subsection 3.2(c), unless any such amendment is approved by the Company's shareholders; and (vi) adjustments pursuant to subsection 4.2(f) shall not be subject to the foregoing limitations of this Section 7.

SECTION 8
DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply:

        (a)  AWARD.    The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

        (b)  BOARD.    The term "Board" shall mean the Board of Directors of the Company.

        (c)  CHANGE IN CONTROL.    Except as otherwise provided by the Committee, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below; or

          (ii)  the following individuals cease for any reason to constitute a majority of the number of directors then serving; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company), whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (iii)  there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation, other than (I) a merger or consolidation immediately following which those individuals who immediately prior to the consummation of such merger or consolidation, constituted the Board, constitute a majority of the board of directors of the Company or the surviving or resulting entity or any parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities.

        Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        "Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

        "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) YUM! or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of YUM! or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of YUM! in substantially the same proportions as their ownership of stock of YUM!.

        (d)  CODE.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

        (e)  ELIGIBLE INDIVIDUAL.    For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Company or a Subsidiary, and any director of the Company. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.

        (f)    FAIR MARKET VALUE.    For purposes of determining the "Fair Market Value" of a share of Stock as of any date, Fair Market Value shall mean the average between the lowest and highest reported sale prices of the Stock on that date on the principal exchange on which the Stock is then listed or admitted to trading. If the day is not a business day, the Fair Market Value of the Stock shall be determined as of the last preceding business day.

        (g)  SUBSIDIARIES.    The term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

        (h)  STOCK.    The term "Stock" shall mean shares of common stock of the Company.

YUM! BRANDS, INC. ANNUAL MEETING May 15, 2003 9:00 AM YUM! Brands, Inc. Yum! Conference Center 1900 Colonel Sanders Lane Louisville, Kentucky 40213
ADMISSION TICKET

YUM! BRANDS' 2003 ANNUAL SHAREHOLDERS' MEETING WILL BE HELD AT 9:00 A.M. (EASTERN DAYLIGHT SAVINGS TIME) ON THURSDAY, MAY 15, 2003 AT THE YUM! CONFERENCE CENTER AT 1900 COLONEL SANDERS LANE IN LOUISVILLE, KENTUCKY. If you plan to attend the Annual Shareholders' Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card below covers the voting of all shares of Common Stock of YUM! Brands, Inc. which you are entitled to vote or to direct the voting of, including those shares in the YUM! Brands 401(k) Plan.

Please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be voted.

(PLEASE DETACH PROXY CARD AT PERFORATION)

YUM! BRANDS, INC. This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Christian L. Campbell, John P. Daly and Matthew M. Preston, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of YUM! Brands, Inc. which the undersigned has power to vote at the Annual Meeting of Shareholders to be held on May 15, 2003 or any adjournment thereof.

NOMINEES FOR DIRECTOR:

    Class III: J. David Grissom, Bonnie G. Hill, Kenneth G. Langone and Andrall E. Pearson

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

This Proxy when properly executed will be voted as directed; if no direction is indicated, it will be voted as follows:

    FOR the election of all nominees for director;
    FOR the approval of the proposal to amend the Long Term Incentive Plan
    FOR the ratification of the election of independent accountants;
    AGAINST Items 4, 5 and 6 (Shareholders' Proposals).

This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the YUM! Brands 401(k) Plan.

(CONTINUED, and To Be Signed and Dated, on the REVERSE SIDE)	SEE REVERSE SIDE

ADMISSION TICKET

YUM! Brands, Inc.
c/o EquiServe
P.O. Box 8694
Edison, NJ 08818-8694

Voter Control Number
Your vote is important. Please vote immediately.
Vote-by-Internet		Vote-by-Telephone
1.	Log on to the Internet and go to http://www.eproxyvote.com/yum	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.	2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

OR VOTE BY MAIL: Mark, sign and date your proxy card and return it in the enclosed business reply envelope.

If you are voting by Internet or telephone, please DO NOT mail your proxy card.

(PLEASE DETACH PROXY CARD AT PERFORATION)

☒	Please mark votes as in this example.

The Board of Directors recommends a vote "FOR" items 1, 2 and 3 and "AGAINST" items 4, 5, and 6.

		FOR	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Election of Directors (01) J. David Grissom (02) Bonnie G. Hill (03) Kenneth G. Langone (03) Andrall E. Pearson (page 11 of Proxy)			2.	Approval of the Proposal to Amend the Company's Long Term Incentive Plan (page 15 of Proxy)				4.	Shareholder proposal relating to smoke-free facilities (page 24 of the Proxy)
				3.	Ratification of Election of Independent Accountants (page 23 of Proxy)				5.	Shareholder proposal relating to Sustainability Report (page 26 of the Proxy)
To withhold authority to vote for any particular nominee, write the name(s) above.									6.	Shareholder proposal relating to MacBride Principles (page 29 of the Proxy)

						If you receive more than one Annual Report at the address set forth on this proxy card and have no need for the extra copy, please check the box at the right. This will not affect the distribution of proxy statements or dividends in the event they are paid.			☐	I plan to attend the Annual Meeting.	☐	I plan to bring a guest.
										When executed, promptly forward this card to:		Proxy Services EquiServe P.O. Box 8561 Edison, NJ 08818-8561
Signature(s)	Date	, 2003
NOTE: Please sign exactly as the name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

QuickLinks

Notice of Annual Meeting of Shareholders
TABLE OF CONTENTS
PROXY STATEMENT
GENERAL INFORMATION ABOUT THE MEETING
BOARD OF DIRECTORS INFORMATION
INFORMATION ON THE GOVERNANCE OF THE COMPANY YUM! Brands Corporate Governance
ITEM 1: ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
ITEM 2: APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S LONG TERM INCENTIVE PLAN (Item 2 on the Proxy Card)
Equity Compensation Plan Information
ITEM 3: RATIFICATION OF INDEPENDENT AUDITORS (Item 3 on the Proxy Card)
ITEM 4: SHAREHOLDER PROPOSAL Relating to Smoke Free Facilities (Item 4 on the Proxy Card)
ITEM 5: SHAREHOLDER PROPOSAL Relating to a Sustainability Report (Item 5 on the Proxy Card)
ITEM 6: SHAREHOLDER PROPOSAL Relating to the MacBride Principles (Item 6 on the Proxy Card)
STOCK OWNERSHIP INFORMATION
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
ADDITIONAL INFORMATION